                                                                    EXHIBIT 2




                         AGREEMENT AND PLAN OF REORGANIZATION





                                     BY AND AMONG

                          MIAMI COMPUTER SUPPLY CORPORATION,

                       MCSC TENNESSEE ACQUISITION CORPORATION,

                          CONSOLIDATED MEDIA SYSTEMS, INC.,

                                         AND

                                THE NAMED STOCKHOLDERS

                                DATED:   JULY 16, 1998

                                  TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Article   1.0  Certain Definitions . . . . . . . . . . . . . . . . . . . .  1
          1.1  Certain Definitions . . . . . . . . . . . . . . . . . . . .  1

Article   2.0  The Merger. . . . . . . . . . . . . . . . . . . . . . . . .  4
          2.1  The Merger. . . . . . . . . . . . . . . . . . . . . . . . .  4
               (a)  Organization of MTAC . . . . . . . . . . . . . . . . .  4
               (b)  Merger of CMS and MTAC . . . . . . . . . . . . . . . .  5
               (c)  Effect . . . . . . . . . . . . . . . . . . . . . . . .  5
               (d)  Articles of Incorporation. . . . . . . . . . . . . . .  5
               (e)  Capital Stock. . . . . . . . . . . . . . . . . . . . .  5
               (f)  Directors and Officers . . . . . . . . . . . . . . . .  5
          2.2  Effective Time; Closing . . . . . . . . . . . . . . . . . .  5
          2.3  Treatment of Capital Stock. . . . . . . . . . . . . . . . .  6
          2.4  Stockholder Rights; Stock Transfers . . . . . . . . . . . . 13
          2.5  Dissenting Shares . . . . . . . . . . . . . . . . . . . . . 13
          2.6  Fractional Shares . . . . . . . . . . . . . . . . . . . . . 13
          2.7  Exchange Procedures . . . . . . . . . . . . . . . . . . . . 13
               (a)  The Exchange . . . . . . . . . . . . . . . . . . . . . 13
               (b)  Non-Surrendered Certificates . . . . . . . . . . . . . 14
               (c)  No Dividends . . . . . . . . . . . . . . . . . . . . . 14
               (d)  No Obligation to Pay Cash or Issue New MCSC Shares . . 14
          2.8  Additional Actions. . . . . . . . . . . . . . . . . . . . . 14

Article   3.0  Representations and Warranties of CMS and the
                    Stockholders . . . . . . . . . . . . . . . . . . . . . 15
          3.1  Capitalization; Status and Qualification. . . . . . . . . . 15
               (a)  Capitalization . . . . . . . . . . . . . . . . . . . . 15
               (b)  Status and Qualification . . . . . . . . . . . . . . . 15
          3.2  Authorization; Approval . . . . . . . . . . . . . . . . . . 16
          3.3  Financial Statements. . . . . . . . . . . . . . . . . . . . 17
          3.4  Undisclosed Liabilities . . . . . . . . . . . . . . . . . . 17
          3.5  Absence of Changes. . . . . . . . . . . . . . . . . . . . . 18
          3.6  Title to Assets . . . . . . . . . . . . . . . . . . . . . . 18
               (a)  Title. . . . . . . . . . . . . . . . . . . . . . . . . 18
               (b)  Condemnation . . . . . . . . . . . . . . . . . . . . . 18
          3.7  Real Property . . . . . . . . . . . . . . . . . . . . . . . 19
          3.8  Tangible Personal Property  . . . . . . . . . . . . . . . . 19
          3.9  Intellectual Property . . . . . . . . . . . . . . . . . . . 20
          3.10 Litigation; Orders. . . . . . . . . . . . . . . . . . . . . 21
          3.11 Compliance. . . . . . . . . . . . . . . . . . . . . . . . . 21
               (a)  Compliance (Non-Environmental) . . . . . . . . . . . . 21
               (b)  Compliance (Environmental) . . . . . . . . . . . . . . 22


               (c)  Definitions. . . . . . . . . . . . . . . . . . . . . . 23
          3.12 Status of Contracts . . . . . . . . . . . . . . . . . . . . 25
               (a)  Status . . . . . . . . . . . . . . . . . . . . . . . . 25
               (b)  Scale  . . . . . . . . . . . . . . . . . . . . . . . . 26
               (c)  Normality  . . . . . . . . . . . . . . . . . . . . . . 26
               (d)  Affiliated Agreements  . . . . . . . . . . . . . . . . 26
               (e)  Power of Attorney  . . . . . . . . . . . . . . . . . . 27
               (f)  Pension Obligation . . . . . . . . . . . . . . . . . . 27
          3.13 Assets; Inventory . . . . . . . . . . . . . . . . . . . . . 27
          3.14 Customers and Vendors . . . . . . . . . . . . . . . . . . . 27
          3.15 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
          3.16 Employees; Benefit Plans. . . . . . . . . . . . . . . . . . 28
               (a)  Employees. . . . . . . . . . . . . . . . . . . . . . . 28
               (b)  Benefit Plans. . . . . . . . . . . . . . . . . . . . . 29
          3.17 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 30
          3.18 Subsidiaries; Competing Interests . . . . . . . . . . . . . 30
          3.19 No Pending Transactions . . . . . . . . . . . . . . . . . . 31
          3.20 Broker's or Finder's Fees . . . . . . . . . . . . . . . . . 31
          3.21 Representations Regarding the Common Stock. . . . . . . . . 31
          3.22 Updating of Schedules . . . . . . . . . . . . . . . . . . . 33
          3.23 Ownership of MCSC Common Stock. . . . . . . . . . . . . . . 33
          3.24 Transactions with Affiliates. . . . . . . . . . . . . . . . 34
          3.25 Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . 34
          3.26 Correct Information . . . . . . . . . . . . . . . . . . . . 34

Article   4.0  Representations and Warranties of MCSC. . . . . . . . . . . 34
          4.1  Structure; Status . . . . . . . . . . . . . . . . . . . . . 35
               (a) MCSC. . . . . . . . . . . . . . . . . . . . . . . . . . 35
               (b) MTAC. . . . . . . . . . . . . . . . . . . . . . . . . . 35
          4.2  Authority; No Conflict. . . . . . . . . . . . . . . . . . . 36
          4.3  Broker's or Finder's Fees . . . . . . . . . . . . . . . . . 36
          4.4  Litigation; Orders. . . . . . . . . . . . . . . . . . . . . 36
          4.5  Authorized MCSC Common Stock. . . . . . . . . . . . . . . . 36
          4.6  Accuracy and Completeness of Reports. . . . . . . . . . . . 37

Article   5.0  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . 37
          5.1  Covenants of CMS. . . . . . . . . . . . . . . . . . . . . . 37
          5.2  No Solicitation . . . . . . . . . . . . . . . . . . . . . . 39
          5.3  Stockholder Approval. . . . . . . . . . . . . . . . . . . . 40
          5.4  Access to Information; Confidentiality. . . . . . . . . . . 40
               (a)  Access to Information. . . . . . . . . . . . . . . . . 40
               (b)  Confidentiality. . . . . . . . . . . . . . . . . . . . 41
          5.5  Consents; Efforts to Consummate . . . . . . . . . . . . . . 42
          5.6  Public Announcements. . . . . . . . . . . . . . . . . . . . 42
          5.7  Indemnification . . . . . . . . . . . . . . . . . . . . . . 42
               (a)  Indemnification by the Stockholders. . . . . . . . . . 42


               (b)  Indemnification by MCSC. . . . . . . . . . . . . . . . 43
               (c)  Limitations on Indemnification . . . . . . . . . . . . 43
               (d)  Notice . . . . . . . . . . . . . . . . . . . . . . . . 43
               (e)  Defense. . . . . . . . . . . . . . . . . . . . . . . . 44
               (f)  Exclusive Remedy . . . . . . . . . . . . . . . . . . . 45
          5.8  Existence . . . . . . . . . . . . . . . . . . . . . . . . . 45
          5.9  Articles of Merger. . . . . . . . . . . . . . . . . . . . . 45
          5.10 Insurance Coverage. . . . . . . . . . . . . . . . . . . . . 45

Article   6.0  General Matters . . . . . . . . . . . . . . . . . . . . . . 45
          6.1  Survival of Representations and Warranties and Relate
                 Agreements. . . . . . . . . . . . . . . . . . . . . . . . 45
          6.2  Covenant Not to Disclose. . . . . . . . . . . . . . . . . . 45
          6.3  Non-Interference Agreement. . . . . . . . . . . . . . . . . 46
          6.4  Use of CMS's Name . . . . . . . . . . . . . . . . . . . . . 46
          6.5  Benefit Plans and Arrangements. . . . . . . . . . . . . . . 46
               (a)  Plan Participation . . . . . . . . . . . . . . . . . . 46
               (b)  Employment . . . . . . . . . . . . . . . . . . . . . . 46
               (c)  Employment Agreements. . . . . . . . . . . . . . . . . 47
               (d)  Employee Options . . . . . . . . . . . . . . . . . . . 47
          6.6  Failure to Fulfill Conditions . . . . . . . . . . . . . . . 47
          6.7  Common Stock Restrictions . . . . . . . . . . . . . . . . . 47

Article   7.0  Conditions to Obligations of MCSC and MTAC
                to Consummate. . . . . . . . . . . . . . . . . . . . . . . 48
          7.1  Representations and Warranties. . . . . . . . . . . . . . . 48
          7.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . 48
          7.3  Consents and Approvals. . . . . . . . . . . . . . . . . . . 48
          7.4  Stockholder Approval. . . . . . . . . . . . . . . . . . . . 48
          7.5  Delivery of Documents . . . . . . . . . . . . . . . . . . . 48
          7.6  No Litigation . . . . . . . . . . . . . . . . . . . . . . . 48
          7.7  No Material Change  . . . . . . . . . . . . . . . . . . . . 49

Article   8.0  Conditions to Obligations of CMS and the
                 Stockholders to Consummate  . . . . . . . . . . . . . . . 49
          8.1  Representations and Warranties. . . . . . . . . . . . . . . 49
          8.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . 49
          8.3  Consents and Approvals. . . . . . . . . . . . . . . . . . . 49
          8.4  Officers' Certificate . . . . . . . . . . . . . . . . . . . 49
          8.5  Payment of Cash and the New MCSC Shares . . . . . . . . . . 49
          8.6  Employment Agreements . . . . . . . . . . . . . . . . . . . 50
          8.7  No Litigation . . . . . . . . . . . . . . . . . . . . . . . 50
          8.8  No Material Change. . . . . . . . . . . . . . . . . . . . . 50
          8.9  Delivery of Documents . . . . . . . . . . . . . . . . . . . 50


Article   9.0  Termination . . . . . . . . . . . . . . . . . . . . . . . . 50
          9.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . 50
          9.2  Procedure and Effect of Termination . . . . . . . . . . . . 51
          9.3  Payment of Expenses and Termination . . . . . . . . . . . . 51
Article   10.0 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . 51
          10.1 Further Assurances. . . . . . . . . . . . . . . . . . . . . 51
          10.2 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 52
          10.3 Governing Law . . . . . . . . . . . . . . . . . . . . . . . 53
          10.4 Severability. . . . . . . . . . . . . . . . . . . . . . . . 53
          10.5 Entire Agreement; Amendment . . . . . . . . . . . . . . . . 54
          10.6 Assignment, etc.. . . . . . . . . . . . . . . . . . . . . . 54
          10.7 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 54

Signatures     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55


                         AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of July 16, 1998, by and among Consolidated Media Systems, Inc., a Tennessee corporation ("CMS"), Donald W. Sandlin, a director, the President, and a stockholder of CMS ("Mr. Sandlin"), John W. Miles, a director, the Secretary and a stockholder of CMS ("Mr. Miles"), and John D. Lentz, a stockholder of CMS ("Mr. Lentz"), (Messrs. Sandlin, Miles and Lentz are hereinafter collectively referred to as the "Stockholders"), Miami Computer Supply Corporation, Dayton, Ohio, an Ohio corporation ("MCSC") and MCSC Tennessee Acquisition Corporation, a Tennessee corporation in organization ("MTAC") to be wholly owned by MCSC as of the Closing Date (as defined in Section 2.2) hereof.

                                 WITNESSETH:

          WHEREAS, CMS is in the business of selling audio-visual systems and services (the "Business") and the principal office of CMS is located at 401 Spence Lane, Nashville, Tennessee 37210 (the "Premises").

          WHEREAS, the Boards of Directors of CMS and MCSC have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transactions provided for herein, including the merger of CMS with and into MTAC (the "Merger"), subject to the terms and conditions set forth herein;

          WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

          NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

          ARTICLE 1.0  CERTAIN DEFINITIONS.

               1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, certain terms are defined throughout the Agreement and shall have the meanings given therein. For reference purposes only, defined terms are located in this Agreement as follows:


DEFINED TERMS                           LOCATION IN THIS AGREEMENT
-------------                           --------------------------

"Acquisition Proposal"                  Section 5.2

"Affiliate" and "Affiliated"            Section 3.24

"Affiliated Real Property"              Section 3.7

"Agreement"                             First paragraph

Agreement and Plan of Reorganization
Page 2

"Associate"                             Section 3.24

"Business"                              First "Whereas" paragraph

"Business Day"                          Section 2.2

"Business Know-How"                     Section 3.9

"CERCLA"                                Section 3.11(c)(i)

"Closing"                               Section 2.2

"Closing Date"                          Section 2.2

"CMS"                                   First Paragraph

"CMS Certificates"                      Section 2.7(a)

"CMS Common Stock"                      Section 2.3(b)

"CMS Group"                             Section 5.7(b)

"CMS Loss"                              Section 5.7(b)

"Code"                                  Section 3.16(b)

"Confidential Information"              Section 5.4(b)

"Damage Claim"                          Section 5.7(d)

"Damages"                               Section 3.11(c)(ii)

"Effective Time"                        Section 2.2

"Environmental Claim"                   Section 3.11(c)(iii)

"Environmental Law"                     Section 3.11(c)(iv)

"Environmental Record"                  Section 3.11(c)(v)

"ERISA"                                 Section 3.12

"ERISA Affiliate"                       Section 3.16(b)

"Extended Premises"                     Section 3.6(b)

"Financial Statements"                  Section 3.3

"GAAP"                                  Section 2.3(b)

"Governmental Approval"                 Section 3.11(c)(vi)

"Governmental Authority"                Section 3.11(c)(vii)

Agreement and Plan of Reorganization
Page 3

"Hazardous Substance"                   Section 3.11(c)(viii)

"Hazardous Substance Activity"          Section 3.11(c)(ix)

"Holding Period"                        Section 2.3(c)

"Intellectual Property"                 Section 3.9

"Interim Financial Statements"          Section 3.3

"Legal Requirement"                     Section 3.11(c)(x)

"Liens"                                 Section 3.2

"Material Adverse Effect"               Section 3.1(b)

"MCSC"                                  First paragraph

"MCSC Common Stock"                     Section 2.3(b)

"MCSC Group"                            Section 5.7(a)

"MCSC Loss"                             Section 5.7(a)

"MCSC Preferred Stock"                  Section 4.1(a)(i)

"MCSC Securities"                       Section 2.3(c)(i)

"Merger"                                Second "Whereas" paragraph

"Mr. Lentz"                             First paragraph

"Mr. Miles"                             First paragraph

"Mr. Sandlin"                           First paragraph

"MTAC"                                  First paragraph

"MTAC Common Stock"                     Section 2.3(a)

"Multi-Employer Plan"                   Section 3.16(b)

"New MCSC Shares"                       Section 2.3(b)

"Party" and "Parties"                   First paragraph

"Permitted Liens"                       Section 3.6(a)

"Person"                                Section 3.1(a)

"Plans"                                 Section 3.16(b)

"Premises"                              First "Whereas" paragraph

Agreement and Plan of Reorganization
Page 4

"Purchase Price"                        Section 2.3(b)

"RCRA"                                  Section 3.11(c)(xi)

"Real Property"                         Section 3.7

"Real Property Leases"                  Section 3.7

"Registration"                          Section 2.3(c)(i)

"Release"                               Section 3.11(c)(xii)

"Review Period"                         Section 2.3(b)(i)

"Rights"                                Section 3.1(a)

"Scheduled Conditions"                  Section 3.11(b)

"SEC"                                   Section 3.21(e)(i)

"SEC Reports"                           Section 3.21(b)

"Securities Act"                        Section 2.3(c)(i)

"Stockholders"                          First paragraph

"Stock Contract"                        Section 3.2

"Surviving Corporation"                 Section 2.1(b)

"Tangible Personal Property"            Section 3.8

"Taxes"                                 Section 3.15

"TBCA"                                  Section 2.1(a)

"Trade Secrets"                         Section 3.9

"Trademarks"                            Section 3.9

          ARTICLE 2.0  THE MERGER.

               2.1  THE MERGER

                    (a) ORGANIZATION OF MTAC. Immediately prior to the Closing Date (as defined in Section 2.2 hereof), MCSC shall have organized, as a wholly owned subsidiary, MTAC as a Tennessee corporation pursuant to
Section 48-12-101, ET SEQ. of the Tennessee Business Corporation Act (the
"TBCA").

Agreement and Plan of Reorganization
Page 5

                    (b) MERGER OF CMS AND MTAC. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section
2.2 hereof), CMS shall be merged with and into MTAC in accordance with the provisions of Section 48-21-101 ET SEQ. of the TBCA. MTAC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Tennessee as a wholly owned subsidiary of MCSC. The name of the Surviving Corporation shall be changed to "Consolidated Media Systems, Inc." promptly following the Merger. Upon consummation of the Merger, the separate corporate existence of CMS shall terminate.

                    (c)  EFFECT.   From and after the Effective Time, the
Merger shall have the effects set forth in Section 48-21-108 of the TBCA.

                    (d)  ARTICLES OF INCORPORATION.    The Charter and Bylaws
of MTAC, as in effect immediately prior to the Effective Time, shall be the Charter and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

                    (e) CAPITAL STOCK. The authorized capital stock of the Surviving Corporation shall be as stated in the Charter of MTAC immediately prior to the Effective Time.

                    (f) DIRECTORS AND OFFICERS. Except as set forth herein, the directors and officers of MTAC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each of whom shall hold office in accordance with the Charter and Bylaws of the Surviving Corporation.

               2.2 EFFECTIVE TIME; CLOSING. The Merger shall become effective upon the occurrence of the filing of Articles of Merger with the Secretary of State of the State of Tennessee pursuant to the TBCA, unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A closing of this Agreement (the "Closing") shall take place immediately prior to the Effective Time at 11:00 a.m., Nashville, Tennessee Time, on or after the fifth Business Day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Articles 7 and 8 of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the offices of Gullett, Sanford, Robinson & Martin, 230 Fourth Avenue, North, Third Floor, Nashville, Tennessee 37219, or at such other place, at such other time, or on such other date (which date shall not be later than August 15, 1998) as the parties may mutually agree upon. At the Closing, there shall be delivered to MCSC, MTAC and the Stockholders the opinions, certificates and other documents, as applicable, required to be delivered under Articles 7 and 8 hereof. Subject to the fulfillment or waiver at or prior to the Closing of the conditions to its obligations set forth in Articles 7 and 8, at the Closing each of MTAC and CMS

Agreement and Plan of Reorganization
Page 6

shall execute and deliver Articles of Merger for filing with the Secretary of State of the State of Tennessee. For purposes of this Agreement, a "Business Day" shall be any day (except a Saturday or Sunday) during which banks in the State of Tennessee are open for business.

               2.3 TREATMENT OF CAPITAL STOCK. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party to this Agreement:

                    (a) each share of the common stock, no par value per share, of MTAC (the "MTAC Common Stock") issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding and owned beneficially and of record by MCSC; and

                    (b)(i) subject to Sections 2.4, 2.5, 2.6 and 2.7 hereof, all of the shares of the common stock, $1.00 par value per share of CMS (the "CMS Common Stock") issued and outstanding immediately prior to the Effective Time shall be cancelled and become, by operation of law, the right to receive cash in the amount of ten million two hundred forty-six thousand five hundred dollars ($10,246,500.00) and a number of shares (the "New MCSC Shares") of common stock, no par value per share, of MCSC (the "MCSC Common Stock") determined as set forth in the next sentence (the cash and the New MCSC Shares being collectively referred to herein as the "Purchase Price"). The number of New MCSC Shares to be issued hereunder shall be equal to the quotient of $10,453,500 divided by "x," where "x" shall equal the average closing price for the MCSC Common Stock as reported by the Nasdaq Stock Market System for the twenty (20) trading days immediately prior to either
(Y) the day before the Closing Date or (Z) May 8, 1998, at the option of the Stockholders (which option shall be selected in writing by the Stockholders and delivered to MCSC at least five (5) Business Days before the Closing
Date) (the "ACP"). The consideration to be paid to Messrs. Sandlin and Miles shall be 50% in cash and 50% in New MCSC Shares, while the consideration to be paid to Mr. Lentz shall be 100% in New MCSC Shares. This Purchase Price shall be utilized as of the Closing Date only if CMS has, as of the Closing Date, a minimum of $4.5 million in stockholders' equity as determined in accordance with generally accepted accounting principles ("GAAP") and confirmed in a writing delivered to MCSC and to the Stockholders in a review by MCSC's independent auditors within sixty (60) days after the Closing Date (the "PW Confirmation"). If CMS's stockholders' equity is less than such minimum, the Purchase Price shall be decreased, dollar for dollar, for the difference between such minimum and the amount of CMS's stockholders' equity as of the Closing Date. Any increase in the Purchase Price shall result in the allocation of the Purchase Price between cash and New MCSC Shares so that 50% of such adjustment shall be made to the cash portion of the Purchase Price and 50% of such adjustment shall be made to the New MCSC Shares portion of the Purchase Price. The unadjusted Purchase Price shall be paid to the Stockholders at Closing pursuant to their instructions as set forth in
Section 2.7(a) hereof. The Stockholders shall have the opportunity to review the PW

Agreement and Plan of Reorganization
Page 7


Confirmation for a period of thirty (30) days after receipt thereof (the "Review Period"). If the Stockholders do not deliver to MCSC a written objection, describing in detail the objection and the errors the Stockholders believe were made by Price Waterhouse in the PW Confirmation, signed by all Stockholders, within the Review Period, the PW Confirmation shall be final and binding. Within ten (10) Business Days of the receipt of a valid written objection, MCSC shall provide to the Stockholders a written notice of its intent to engage one of the firms of independent accountants named in said notice to review the PW Confirmation and the objection thereto. The Stockholders shall have three (3) Business Days from the date of receipt of this notice to notify MCSC of the accounting firm to which it will agree. Should the Stockholders fail to timely agree in writing to a particular accounting firm, MCSC shall be free to select any firm set forth in such notice. MCSC on the one hand, and the Stockholders (as a group) on the other hand, shall each be responsible for the full and timely payment of one-half of the fees and expenses of the accounting firm so engaged. The accounting firm shall be instructed to determine whether the PW Confirmation is reasonable pursuant to GAAP. If the accounting firm so finds, the PW Confirmation shall be final and binding. If the accounting firm finds that the PW Confirmation is not reasonable pursuant to GAAP, the accounting firm shall determine the amount of CMS's stockholders' equity in accordance with GAAP as of the Closing Date. The accounting firm so engaged shall complete its work within ninety (90) days of its engagement. The accounting firm so engaged shall provide its results in writing to counsel for each Party. Any adjustment of the Purchase Price shall be paid by the appropriate Party to the other in cash within five (5) days after expiration of the Review Period or within five (5) days after receipt of the results of the accounting firm engaged to review the PW Confirmation; and

                         (ii) additional consideration shall be paid to the
Stockholders in the future, 50% in cash and 50% in shares of MCSC Common Stock, at the ACP based on the trailing twelve months' (the "TTM") pre-tax income, which shall not include any allocation of expenses of MCSC other than interest payable by MCSC on amounts borrowed for the

Agreement and Plan of Reorganization
Page 8

benefit of MTAC, (as determined by MCSC and confirmed in a review by MCSC's independent accountants, pursuant to generally accepted accounting principles) earned by MTAC during the 36 months immediately subsequent to the Closing Date of this Agreement as follows:


                   If MTAC'S TTM Pre-Tax Income is:  The Stockholders Will Receive:
                   --------------------------------  ------------------------------

For the first     Equal to or greater than            $700,000
TTM               $4,300,000

For the second    Equal to or greater than            $700,000
TTM               $5,000,000

For the Third     Equal to or greater than            $700,000
TTM               $5,750,000

                         (iii)     For purposes of this Agreement, the TTM
pre-tax income of MTAC shall be measured and the additional consideration shall be paid to the Stockholders as follows:

                        TTM Pre-Tax         TTM Pre-Tax         Additional
                           Income             Income           Consideration
                          Measured           Measured              Paid
                           As Of           On or Before        On or Before
                           -----           ------------        ------------

For the first TTM        365th day           425th day           485th day
                         after the           after the           after the
                        Closing Date        Closing Date        Closing Date

For the second TTM       730th day           790th day           850th day
                         after the           after the           after the
                        Closing Date        Closing Date        Closing Date

For the third TTM       1,095th day         1,155th day         1,215th day
                         after the           after the           after the
                        Closing Date        Closing Date        Closing Date

                         (iv) The TTM pre-tax income must be earned in each
of the three TTMs (and may not be cumulated) and must be confirmed by MCSC's independent

Agreement and Plan of Reorganization
Page 9

accountants in order for any Stockholder to have a right to payment of the additional consideration for any such year, so, for example, if the TTM pre-tax income was: $4,400,000 in the first TTM, $4,800,000 in the second TTM, and $5,800,000 in the third TTM, the additional consideration would be determined and paid as set forth above and would equal $700,000 for the first TTM, $0 for the second TTM, and $700,000 for the third TTM.

                         (v)  MCSC shall provide written notice of the TTM
Pre-Tax Income on or before: (i) the 435th day after the Closing Date for the first TTM, (ii) the 800th day after the Closing Date for the second TTM, and
(iii) the 1,265th day after the Closing Date for the third TTM. The Stockholders shall have the opportunity to review the TTM Pre-Tax Income for a period of thirty (30) days after receipt thereof (the "TTM Pre-Tax Income Review Period"). If the Stockholders do not deliver to MCSC a written objection, describing in detail the objection and the errors the Stockholders believe were made in calculating the TTM Pre-Tax Income, signed by all Stockholders, within the TTM Pre-Tax Income Review Period, the TTM Pre-Tax Income shall be final and binding, and the additional consideration shall be paid to the Stockholders as set forth in the table in Section 2.3(b)(ii) under the caption "Additional Consideration Paid On or Before." If the Stockholders object, then the additional consideration need not be paid until ten (10) Business Days after the date of the final and binding determination, as set forth below. Within ten (10) Business Days of the receipt of a valid written objection, MCSC shall provide to the Stockholders a written notice of its intent to engage one of the firms of independent accountants named in said notice to review the TTM Pre-Tax Income and the objection thereto. The Stockholders shall have three (3) Business Days from the date of receipt of this notice to notify MCSC of the accounting firm to which it will agree. Should the Stockholders fail to timely agree in writing to a particular accounting firm, MCSC shall be free to select any firm set forth in such notice. MCSC on the one hand, and the Stockholders (as a group) on the other hand, shall each be responsible for the full and timely payment of one-half of the fees and expenses of the accounting firm so engaged. The accounting firm shall be instructed to determine whether the calculation of the TTM Pre-Tax Income is reasonable pursuant to GAAP. If the accounting firm so finds, the TTM Pre-Tax Income as determined by MCSC shall be final and binding. If the accounting firm finds that the calculation of the TTM Pre-Tax Income is not reasonable pursuant to GAAP, the accounting firm shall determine the amount of the TTM Pre-Tax Income in accordance with GAAP as of the applicable TTM. The accounting firm so engaged shall complete its work within ninety (90) days of its engagement. The accounting firm so engaged shall provide its results in writing to counsel for each Party.

                    (c) The New MCSC Shares to be received by the Stockholders of CMS will be subject to restrictions on transferability and resale for a period of 365 days after the Closing Date (the "Holding Period"), except that MCSC will agree to waive a portion of this Holding Period if the Stockholders must sell the New MCSC Shares in order to comply with their obligations under Section 5.7(a) hereof.

Agreement and Plan of Reorganization
Page 10

                         (i)  MCSC shall use its best efforts to have the New
MCSC Shares delivered at the Closing registered with the Securities and Exchange Commission (the "Registration") within nine (9) months after the Closing Date. MCSC shall not be obligated to file a registration for the New MCSC Shares if counsel to MCSC renders an opinion to the effect that the registration is not required for the proposed transfer of the New MCSC Shares, or if the proposed transfer of New MCSC Shares is subject to an effective registration statement which is current under the Securities Act of 1933, as amended (the "Securities Act"). MCSC may delay the filing of the registration statement for the New MCSC Shares not more than two times in any calendar year for not more than 90 days if (A) MCSC has filed, or has taken substantial steps toward filing, a registration statement relating to the sale of any of MCSC's securities (the "MCSC Securities") in an underwritten offering and the managing underwriter is of the opinion that the filing of a registration statement with respect to the Registration would adversely affect the offering by MCSC of the MCSC Securities, or (B) the Board of Directors of MCSC determines in good faith, by resolution, that the filing of a registration statement, if not so deferred, would materially and adversely affect a then proposed or pending financial project, acquisition, merger or other corporate transaction. In the event that the Registration is an underwritten offering, if the managing underwriter of such offering advises MCSC and the Stockholders in writing that in its reasonable opinion the aggregate amount of New MCSC Shares requested to be included in such offering is more than can be sold without materially and adversely affecting the success of such offering, MCSC will include in such registration first, the securities to be offered by MCSC (if any), and then only such aggregate amount of New MCSC Shares which in the reasonable opinion of such managing underwriter can be sold without such material adverse effect, and such securities shall be allocated among the Stockholders and any other persons or entities having registration rights pro rata based on the number of shares of MCSC Common Stock requested to be included in such registration by all such holders. If any Registration is determined by MCSC, in its sole discretion, to be in the form of an underwritten offering, MCSC shall select the investment banker or manager in its sole discretion. If any Registration is to be underwritten, the Stockholders, in a Registration, if the Stockholders elect to participate, shall be parties to the underwriting agreement between MCSC and such underwriters and MCSC and such underwriters may, at their option, require that the Stockholders make customary representations and warranties regarding their share ownership and the assets and operations of CMS prior to Closing for the benefit of such underwriters. No Stockholder may participate in any underwritten Registration unless such Stockholder (A) agrees to sell its New MCSC Shares on the basis provided in any underwriting arrangement approved by MCSC, and (B) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents required under the terms of such underwriting, and furnishes to MCSC such information as the MCSC may reasonably request in writing for inclusion in the registration statement (and the prospectus included therein).

                         (ii)  Each Stockholder, whether or not such
Stockholder participates in an underwritten registration, agrees, if so required by the managing underwriter, not

Agreement and Plan of Reorganization
Page 11

to effect any public sale or distribution of such New MCSC Shares or sales of such shares pursuant to Rule 144, during the seven (7) days prior to and the ninety (90) days after any underwritten registration has become effective or, if the managing underwriter advises MCSC in writing that, in its opinion, no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and MCSC gives notice to such shareholder of such advice, during a reasonably longer period after such underwritten registration but in no event longer than one hundred twenty (120) days, except as part of such underwritten registration.

                         (iii)  MCSC will pay all reasonable registration
expenses in connection with any Registration, including without limitation, all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and expenses of counsel for MCSC (but not for counsel to the Stockholders) and of all independent public accountants of MCSC (including the expenses of any "comfort" letters or update thereof required by or incident to the foregoing) in connection with such registration, except that underwriting discounts and commissions, and transfer taxes, if any relating to the New MCSC Shares shall be borne by the Stockholders.

                         (iv)  MCSC shall immediately notify each Stockholder
and any managing underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Stockholders will promptly prepare and furnish to Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Each Stockholder agrees (A) that upon receipt of any notice from MCSC of the happening of any event of the kind described above, such holder will forthwith discontinue such holder's disposition of the New MCSC Shares pursuant to the registration statement relating to such securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated above, and if so directed by MCSC, will deliver to MCSC (at MCSC's expense) all copies then in such Stockholder's possession of the prospectus relating to such securities current at the time of receipt of such notice and (B) that it will immediately notify MCSC, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Stockholder to MCSC in writing for inclusion in such prospectus contains an untrue statement of

Agreement and Plan of Reorganization
Page 12

a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                         (v)  In the event of any registration of any of the
New MCSC Shares under the Securities Act, each Stockholder shall furnish to MCSC in writing such information and affidavits as MCSC reasonably requests for use in connection with such registration statement and Messrs. Miles and Sandlin agree, jointly and severally, to indemnify and hold harmless MCSC, its directors, officers, each underwriter and each controlling person of MCSC, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which MCSC, its directors, officers, such underwriter or controlling person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any selling document or any amended selling document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse MCSC, its directors, officers, such underwriter and controlling person for any legal or other expense reasonably incurred by such person in connection with investigating of defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon information relating to CMS or the Stockholders furnished to MCSC by such Stockholder expressly for use in any registration statement or prospectus.

                         (vi)  In the event of a Registration, MCSC shall
maintain the effectiveness of such registration for no more than nine months.

                    (d) MCSC reserves the right to alter the structure of this transaction prior to the Closing Date for tax or other business reasons with the consent of the Stockholders, which shall not be unreasonably withheld.

               2.4 STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, each holder of the CMS Common Stock shall cease to be and shall have no rights as a stockholder of CMS or MCSC, other than to receive the consideration provided under this Article 2.0. After the Effective Time, there shall be no transfers on the stock transfer books of CMS or the Surviving Corporation of shares of CMS Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be cancelled without the payment of any consideration by the Surviving Corporation or MCSC. Each Stockholder shall become a stockholder of MCSC upon the date of the issuance of the MCSC Common Stock.

Agreement and Plan of Reorganization
Page 13

               2.5 DISSENTING SHARES. By virtue of their execution of this Agreement the Stockholders hereby forever waive any right they may have to dissent from the Merger and demand payment in cash for the fair value of his or her shares of CMS Common Stock under Section 48-23-101 ET SEQ. of the TBCA or any similar or successor statute, law, rule or regulation and the Stockholders hereby release MCSC, MTAC and the Surviving Corporation and their successors and assigns from any obligation to pay such funds to them thereunder.

               2.6 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of MCSC Common Stock shall be issued to the holders of CMS Common Stock. In lieu thereof, the holder of shares of CMS Common Stock entitled to a fraction of a share of MCSC Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of MCSC Common Stock by $10.00. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

               2.7  EXCHANGE PROCEDURES.

                    (a) THE EXCHANGE. On the Closing Date, MTAC shall, upon the surrender by the Stockholders of the certificates representing 100% of the issued and outstanding shares of CMS Common Stock (the "CMS Certificates") at the Closing Date, pay to the Stockholders the Purchase Price set forth in Section 2.3(b) consisting of the cash and New MCSC Shares. The Stockholders shall provide to MTAC, not less than three (3) Business Days prior to the Closing Date, wire transfer or other instructions regarding the delivery of the Purchase Price.

                    (b) NON-SURRENDERED CERTIFICATES. Each outstanding certificate which prior to the Effective Time represented CMS Common Stock and which is not surrendered to MCSC in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to MCSC be deemed to evidence only the right to receive the consideration set forth in Section 2.3(b) consisting of the cash and New MCSC Shares as set forth in Section 2.4 hereof.

                    (c) NO DIVIDENDS. No holder of a certificate theretofore representing shares of CMS Common Stock shall be entitled to receive any dividends in respect of MCSC Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing whole shares of MCSC Common Stock (plus cash in lieu of any fractional share interest). In the event that dividends are declared and paid by MCSC in respect of MCSC Common Stock after the Effective Time but prior to the holder's surrender of certificates representing shares of CMS Common Stock, dividends payable to such holder in respect of whole shares of MCSC Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid

Agreement and Plan of Reorganization
Page 14

(without interest) only upon surrender of the certificates representing such shares of CMS Common Stock.

                    (d) NO OBLIGATION TO PAY CASH OR ISSUE NEW MCSC SHARES. MTAC shall not be obligated to pay the cash consideration or deliver a certificate or certificates representing whole shares of MCSC Common Stock (plus cash in lieu of any fractional share interest) to which the holder of CMS Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of CMS Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by MCSC or MTAC.

               2.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of CMS acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, CMS and its proper officers and directors shall be deemed hereby to have granted to the Surviving Corporation an irrevocable power of attorney coupled with an interest to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of CMS or otherwise to take any and all such action.

          ARTICLE 3.0 REPRESENTATIONS AND WARRANTIES OF CMS AND THE STOCKHOLDERS. CMS and the Stockholders represent and warrant to MCSC as follows:

               3.1  CAPITALIZATION; STATUS AND QUALIFICATION.

                    (a) CAPITALIZATION The authorized capital stock of CMS consists of one thousand (1,000) shares of CMS Common Stock. As of the date hereof, eight hundred and ten (810) shares of CMS Common Stock are issued and outstanding; ten (10) of such shares are owned beneficially and of record by Mr. Lentz, four hundred (400) of such shares are owned beneficially and of record by Mr. Miles, and four hundred (400) of such shares are owned beneficially and of record by Mr. Sandlin. All outstanding shares of CMS Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of CMS Common Stock has been issued in violation of any law, regulation or policy of any Governmental Authority, the CMS Articles of Incorporation, Bylaws, the terms of any agreement to which CMS or the Stockholders are a party or are bound or the preemptive rights of any individual, partnership,

Agreement and Plan of Reorganization
Page 15

proprietorship, corporation, limited liability company, joint venture, trust or other similar entity or governmental agency or court (a "Person"). There are no Rights authorized, issued or outstanding with respect to the capital stock of CMS. For purposes of this Agreement, "Rights" shall mean any warrants, options, rights, convertible or exchangeable securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or ownership interests.

                    (b) STATUS AND QUALIFICATION. CMS is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Tennessee, has the full power and authority to carry on its business as it is currently being conducted and to own, lease and operate the property and the assets that it now owns, leases and operates and to execute, deliver and perform this Agreement and the transactions contemplated hereby. CMS has qualified as a foreign corporation, is in good standing, has obtained all licenses, permits or other authorizations and has taken all other actions required by or under the laws of all jurisdictions and all governmental regulations where the failure to do so would have a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or prospects of CMS ("Material Adverse Effect"). CMS has heretofore delivered to MCSC true and complete copies of its Articles of Incorporation, Bylaws, as amended, as in effect as of the date hereof, and its stock transfer books.

               3.2 AUTHORIZATION; APPROVAL. The Stockholders are adult residents of the State of Tennessee and citizens of the United States of America and are legally competent to execute, deliver and perform this Agreement under the laws thereof. Each Stockholder has, and at the Closing will have and will transfer to MTAC good, valid and marketable title to the CMS Common Stock, free and clear of any and all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, title defects or other encumbrances or restrictions of any nature ("Liens"). Other than this Agreement, the CMS Common Stock is not subject to any stockholders' agreement or voting trust agreement or understanding, whether in writing or oral, including without limitation, any mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, proxy, purchase, sale or other agreement relating to the CMS Common Stock (a "Stock Contract"), including any Stock Contract restricting or otherwise relating to the voting or disposition of the CMS Common Stock. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by CMS have been duly and effectively authorized by all necessary action, corporate or otherwise. This Agreement is a valid, legally binding and enforceable obligation of CMS and the Stockholders, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Board of Directors of CMS has been delivered to MCSC, and such copies are complete and correct and such resolutions are in full force and effect on the date hereof and will be in full force and effect on the Closing Date. The execution, delivery, and performance of this Agreement and the consummation of the

Agreement and Plan of Reorganization
Page 16

transactions contemplated hereby by CMS and the Stockholders will not: (i) except for the filing of notice and the expiration of the waiting period or non-disapproval by the Federal Trade Commission and the Department of Justice, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the filing of Articles of Merger with the Secretary of State of Tennessee, require the notice or filing with, or approval or consent of any Governmental Authority (as defined in Section 3.11(c)(vii)) or regulatory body; (ii) except for the consent of the Stockholders of CMS, and except for consents to assignment of the Real Property Leases described in
SCHEDULE 3.7 and the contracts described in SCHEDULE 3.12, require the approval or consent of any other person or entity; (iii) violate any provision of such corporation's Charter or Bylaws, as amended; (iv) violate, conflict with or result in a modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance or any adverse claim upon any property or assets of CMS, under (a) any statute or law or any judgment, decree, order, award, writ, injunction, regulation or rule of any court, arbitrator or Governmental Authority (as defined in Section 3.11(c)(vii)), or (b) any note, bond, mortgage, indenture, deed of trust, license, lease, instrument, contract, commitment, franchise, permit, understanding, arrangement, agreement or restriction of any kind or character which is not satisfied or extinguished at or prior to the Closing; or (v) violate any statute, law or regulation as such statute, law or regulation relates to CMS or its Business.

               3.3 FINANCIAL STATEMENTS. CMS has delivered to MCSC true, complete, accurate and correct copies of CMS's balance sheets for the years ended December 31, 1997, 1996 and 1995, and the related statements of income, retained earnings and cash flows as well as the notes thereto. CMS has delivered to MCSC a true, correct, complete and accurate copy of its balance sheet and related statements of income, retained earnings, and cash flows for the five months ended May 31, 1998 (the "Interim Financial Statements"). The Financial Statements and Interim Financial Statements are collectively referred to herein as the "Financial Statements." The Financial Statements present fairly the financial condition, results of operations, retained earnings and changes in cash flows of CMS at such dates and for such periods in accordance with GAAP consistently applied during the periods indicated. The Interim Financial Statements present fairly the financial condition, results of operations, retained earnings and changes in cash flows of CMS at such dates and for such periods and are true, correct and complete and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of those financial statements. The statements of income included in the Financial Statements do not contain any items of special or non-recurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments (including all normal recurring accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an unusual or non-recurring nature, except as expressly specified

Agreement and Plan of Reorganization
Page 17

herein. Except as described on such Financial Statements there has been no change by CMS in any method of accounting or keeping of its books of account or accounting practices for the three-year period ended on December 31, 1997 and for the five month period ended May 31, 1998. CMS shall continue to provide to MCSC unaudited balance sheets, statements of income and cash flows within fifteen (15) calendar days after the end of each month prior to the Closing or termination of this Agreement.

               3.4 UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.4, the Financial Statements reflect and disclose any and all material indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility of any nature, whether fixed or unfixed, due or to become due, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise of CMS. Except as set forth on SCHEDULE 3.4, CMS has no indebtedness, liability, claim, loss, obligation or responsibility of any nature, whether fixed or unfixed, due or to become due, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

               3.5 ABSENCE OF CHANGES. Except as set forth on SCHEDULE 3.5, since December 31, 1997, there has not been, other than changes in the ordinary course of business that in the aggregate have not been adverse, (i) any change which would have a Material Adverse Effect on the financial position, results of operations, assets, liabilities, net worth, Business or prospects of CMS, or (ii) any other event or condition of any character (whether or not covered by insurance) that has had or will or is likely to have a Material Adverse Effect on the properties, Business or prospects of CMS or the financial position, results of operations, or net worth of CMS, apart from events or conditions affecting the economy or the audio-visual systems and service industry generally. Since such date, CMS has conducted its business only in the ordinary course and has not acquired or disposed of any material assets (other than inventory acquired or disposed of in the ordinary course of business) or engaged in any material transaction.

               3.6  TITLE TO ASSETS.

                    (a) TITLE. Except as set forth on SCHEDULE 3.6, at the Closing, CMS will own and have good and marketable title to all of its properties and assets, free and clear of restrictions on or conditions to transfer or assignment, liens, pledges, charges, encumbrances, claims, easements, security interests, covenants, title defects or objections or restrictions of any kind, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements or other Liens, except for Permitted Liens. After the Closing, MTAC will own and be the legal, beneficial and registered owner, or have the right to use under a valid lease, all of the assets of CMS, free and clear of any Liens, other than Permitted Liens. "Permitted Liens" means (i) liens shown on the balance sheet in the Financial Statements as securing specified liabilities (with respect to which no default exists), (ii) liens for current taxes not yet due, and
(iii) minor imperfections of title and encumbrances, if any,

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Agreement and Plan of Reorganization
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which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations of CMS and do not preclude or materially adversely affect the continued use of the property to which they relate.

                    (b) CONDEMNATION. CMS has not received any notice from any Governmental Authority having jurisdiction over the Premises or any other office or warehouse locations of CMS (the Premises and such other office or warehouse locations being collectively referred to herein as the "Extended Premises") that the Extended Premises are presently the subject of any condemnation, special assessment or similar charge or proceeding, and, to the best knowledge of CMS and the Stockholders no such condemnation, special assessment or charge is currently threatened or contemplated.

               3.7 REAL PROPERTY. SCHEDULE 3.7 sets forth a list and summary description of (i) all of the real property which is used in the Business of CMS, including without limitation, all land, buildings and other structures and improvements and fixtures located on such land, and a description of each parcel of such land, (ii) all leases, subleases or other agreements which allow the use or occupancy of the Real Property, or any portion thereof, or which give or grant any rights therein (collectively, the "Real Property Leases"), and (iii) all Real Property owned by affiliates of the Stockholders ("Affiliated Real Property"), ((i) through (iii), inclusive, collectively, the "Real Property"). All of the Real Property Leases, true and correct copies of which (including all amendments or extensions thereto) have been delivered to MCSC, are in effect, and CMS is not in default thereunder and CMS has not received or sent any notice of any default under or with respect to any provision thereof. Other than the landlord's consent to assignment required under the Real Property Leases, there are no approvals or consents of any persons or entities which are required in order to assign any Real Property Leases. To the best knowledge of the Stockholders, and, with respect to the Affiliated Real Property, after due inquiry, the Real Property, or the use thereof, does not violate the material provisions of any applicable trade, criminal, building code, fire, health or safety or other governmental ordinances, orders or regulations and CMS is in material compliance with all applicable laws, regulations, ordinances, orders, rules and restrictions relating to CMS's use of the Real Property. All structures and improvements located on the Real Property are in workable and useable condition and repair (excepting ordinary wear and tear) and are suitable for the uses for which they were intended and are used. The operations conducted on any of the Real Property, whether now or in the past, do not violate the rights of any Person with respect to such property or with respect to any other property. Neither CMS nor the Stockholders have any knowledge of and have not received any notice in regard to the foregoing and is not aware of any state of facts or situation which, with notice or the passage of time or otherwise, would constitute such a violation.

               3.8 TANGIBLE PERSONAL PROPERTY. SCHEDULE 3.8A lists each item of tangible personal property (other than inventory) owned by CMS having an initial purchase price in excess of $5,000. SCHEDULE 3.8B lists each item of tangible personal property leased by CMS (other than


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Agreement and Plan of Reorganization
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pursuant to individual leases having an annual rental of less than $5,000 or which are terminable by CMS within 90 days of the date hereof without penalty) and each item of personal property having a value of $5,000 or more used by CMS and owned or leased by any Person providing services to CMS (collectively, the "Tangible Personal Property"). The Tangible Personal Property, together with other tangible personal property owned or used by CMS and owned by Persons providing services to CMS constitutes substantially all of the tangible personal property used in the operation of the Business of CMS and constitutes substantially all tangible personal property necessary to conduct the Business of CMS as presently conducted by it. Except as set forth on SCHEDULE 3.8C, all the Tangible Personal Property is located at the Real Property and there is no material tangible personal property located at the Real Property which is not owned or leased by CMS. Except as set forth in SCHEDULE 3.8C, the Tangible Personal Property is in all material respects in good working order, ordinary wear and tear excepted. All leased Tangible Personal Property of CMS is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

               3.9 INTELLECTUAL PROPERTY. SCHEDULE 3.9 contains an accurate and complete list of all (i) registered and unregistered: trademarks, service marks, trade names, corporate names, company names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers (the "Trademarks"); patents; copyrights; proprietary formulas, customer, vendor or supplier lists, technology, Business Know-How (as defined below) and other trade secrets (the "Trade Secrets") used in the Business of CMS as currently conducted, and all registrations and recordings thereof, all applications for registration pending therefor, all extensions and renewals thereof, and all proprietary rights therein, in any jurisdiction in which CMS operates or does business, (ii) licenses, permissions, software and other agreements used in the Business of CMS, and (iii) licenses, permissions, software and other agreements relating to technology, Business Know-How or processes used in the Business of CMS, which CMS is licensed or authorized to use by others, including vehicle licenses and customary software licenses ((i) - (iii) above collectively referred to herein as the "Intellectual Property"). "Business Know-How" means all books, records, technology, formulas, know-how recorded on paper or other media in the books and records of CMS, quality control records, finished product specifications, packaging supplies specifications, product registrations, records relating to the adoption and use of the Intellectual Property (as defined above), marketing plans, sales records and histories, market research data, promotional advertising and marketing materials, radio, television and Internet commercials, Internet web sites, print advertisements, customer lists, label and shipping carton dies, designs, films, photography, mechanical art, color separations, prints, plates, and graphic materials, permits and licenses, and inventory records, used in or necessary to conduct the Business as currently conducted. In regard to the Intellectual Property, and except as set forth on
SCHEDULE 3.9, to the best knowledge of the Stockholders, after due inquiry,
(i) the patents, Trademarks and the copyrights are valid, subsisting and enforceable, and the patents, the Trademarks and the copyrights are duly recorded in the name of CMS, and can be recorded in the name of MTAC, (ii) CMS has, and after the Closing MTAC will


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Agreement and Plan of Reorganization
Page 20

have, the sole and exclusive ownership and right, free from any Liens, to use the Intellectual Property and applications therefor and the full right to use the trade names, assumed names, fictitious names, technology, know-how and processes referred to in such lists and all trade secrets used in or necessary to the conduct of the Business of CMS, and (iii) the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth on SCHEDULE 3.9, within the last ten (10) years, no claims have been asserted by any entity or person with respect to the ownership, validity, enforceability or use of or challenging or questioning the validity or effectiveness of any of the Intellectual Property. Furthermore, to the best knowledge of the Stockholders, after due inquiry, the use or other exploitation of such Intellectual Property by CMS does not infringe or dilute the rights of any other entity or person; and neither CMS nor the Stockholders have knowledge of any other entity or person infringing the rights of CMS with respect to such Intellectual Property.

               3.10 LITIGATION; ORDERS. Except as set forth on SCHEDULE 3.10, there are no claims, actions, suits, proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of CMS and the Stockholders, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against CMS or the Stockholders (or any one of them) which: (i) restrain or prohibit or which may restrain or prohibit, or otherwise affect, the consummation of the transactions contemplated hereby; (ii) affect or which may affect CMS with respect to the Merger; or (iii) affect or might affect the Business, operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of CMS. Neither CMS nor any of its property or assets is subject to any judgment, arbitration award, order or decree. There are no petitions pending by, against or on behalf of CMS or the Stockholders under any applicable bankruptcy or insolvency laws.

               3.11  COMPLIANCE.

                    (a) COMPLIANCE (NON-ENVIRONMENTAL). Except as set forth in SCHEDULE 3.11A., CMS and its respective officers, directors and employees have all material licenses, permits, approvals and other authorizations and have made all material filings and registrations that are necessary in order to enable CMS to conduct its Business as it is now being conducted. CMS and its respective officers, directors and its employees have materially complied and are in material compliance with all laws, regulations and ordinances that are applicable to CMS's Business as now being conducted or are applicable to any of its assets or properties, including, without limitation, all laws, regulations and ordinances relating to or regulating the safe and proper conduct of business, consumer protection, trade practices, franchises, licensing requirements, wage and hour, antitrust, taxes, currency exchange, equal opportunity, public accommodation and services, sanitation, fire, zoning, building, labor, occupational health and safety, pension, securities, trademark or copyright. CMS has not received notification in the last five
(5) years of any asserted present or past failure to

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Agreement and Plan of Reorganization
Page 21

so comply; and, to the best knowledge of the Stockholders, there are no actions threatened or likely to be commenced against CMS alleging any material violation of or non-compliance with any of such laws, regulations or ordinances. Attached as SCHEDULE 3.11A. are all reports relating to the Business or the Premises received within the last three (3) years by CMS from any Governmental Authority or from any consultants regarding compliance with the regulations of the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission or the U.S. Department of Labor or any equivalent state agency. The terms and conditions and circumstances of the employment of employees of CMS, including former, leased and inactive employees, comply, and at all times have complied, to the extent material, with applicable laws and regulations (including any federal, state or local laws relating to taxation, employee benefits, wage-hour, health and safety, nondiscrimination and labor relations).

                    (b)  COMPLIANCE (ENVIRONMENTAL).  Except as set forth in
SCHEDULE 3.11B. (the "Scheduled Conditions"), CMS and the Stockholders represent and warrant to MCSC that:

                         (i)  CMS and the Extended Premises comply in all
material respects with any applicable Environmental Law;

                         (ii) CMS has obtained all Governmental Approvals
required for the operation of CMS at the Extended Premises under any applicable Environmental Law;

                         (iii) CMS has not, and has no knowledge of any other
person who has, caused any Release, threatened Release, or disposal of any Hazardous Substance at the Extended Premises in any material quantity; the Extended Premises are not adversely affected by any Release, threatened Release, or disposal of a Hazardous Substance originating or emanating from any other property;

                         (iv) the Extended Premises do not contain and have
not contained any: (A) underground storage tank, (B) material amounts of asbestos-containing building material, (c) landfills or dumps, (D) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (E) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

                         (v) CMS has used no material quantity of any
Hazardous Substance at the Extended Premises and has conducted no Hazardous Substance Activity on the Extended Premises;

Agreement and Plan of Reorganization
Page 22

                         (vi) CMS has no material liability for remediation,
response or corrective action, natural resource damage, or other harm pursuant to CERCLA, RCRA, or any comparable state law; CMS is not subject to, has no notice or knowledge of, and is not required to give any notice of any Environmental Claim involving CMS or the Extended Premises; there are no conditions or occurrences at the Extended Premises of which CMS or its Stockholders are aware which could form the basis for an Environmental Claim against CMS or the Extended Premises;

                         (vii) the Extended Premises are not subject to any
imminent restriction on the ownership, occupancy, use, or transferability of the Extended Premises in connection with any (A) Environmental Law or (B) Release, threatened Release, or (c) disposal of a Hazardous Substance;

                         (viii) there are no conditions or circumstances at
the Extended Premises which pose a risk to the environment or to the health and/or safety to or of persons; and

                         (ix) CMS has provided or otherwise made available to
MCSC any Environmental Record concerning CMS and Extended Premises which CMS possesses or are reasonably available to CMS.

                    (c) DEFINITIONS. For purposes of this Agreement, the following terms as used herein shall have the following meanings:

                         (i) "CERCLA" shall mean the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., and any future amendments.

                         (ii) "Damages" shall mean all damages, and includes,
without limitation, punitive damages, liabilities, costs, losses, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation expenses, arbitration expenses, consultant fees, attorneys' and paralegals' fees, and litigation expenses.

                         (iii) "Environmental Claim" shall mean any
investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim in connection with the Extended Premises (whether administrative, judicial, or private in nature) arising (A) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (B) in connection with any Hazardous Substance or actual or alleged Hazardous Substance Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law

Agreement and Plan of Reorganization
Page 23

or other order of a Governmental Authority or (D) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                         (iv) "Environmental Law" shall mean any past or
current Legal Requirement pertaining to (A) the protection of health, safety, and the indoor or outdoor environment, (B) the conservation, management, or use of natural resources and wildlife,(C) the protection or use of surface water and groundwater, (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance or (E) pollution (including any Release to air, land, surface water, and groundwater), and includes, without limitation, CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., and any similar state law, including but not limited to the Tennessee Water Quality Control Act, Tennessee Code Annotated, Title 69, Chapter 3; the Tennessee Air Quality Control Act, Tennessee Code Annotated, Title 68, Chapter 201; the Tennessee Solid Waste Disposal Act, Tennessee Code Annotated, Title 68, Chapter 211; the Tennessee Hazardous Waste Management Act, Tennessee Code Annotated, Title 68, Chapter 212; the Tennessee Lead-Based Paint Abatement/Training Certification Act of 1997, Tennessee Code Annotated, Title 68, Chapter 218; the Tennessee Petroleum Underground Storage Tank Act, Tennessee Code Annotated, Title 68, Chapter 215, and any similar, implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                         (v) "Environmental Record" shall mean any document,
correspondence, pleading, report, assessment, analytical result, Governmental Approval, or other record concerning a Hazardous Substance, compliance with an Environmental Law, and Environmental Claim, or other environmental subject.

                         (vi) "Governmental Approval" shall mean any permit,
license, variance, certificate, consent, letter, clearance, closure, covenant not to sue, release, no further action letter, exemption, decision, action or approval or non-disapproval of a Governmental Authority.

                         (vii) "Governmental Authority" shall mean any
federal, state, regional, county, or local person or body having governmental or quasi-governmental authority or a sub-division thereof.


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Agreement and Plan of Reorganization
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                         (viii) "Hazardous Substance" shall mean any
substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is classified or regulated as hazardous or toxic under any Environmental Law, and includes, without limitation, asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof).

                         (ix) "Hazardous Substance Activity" shall mean any
activity, event, or occurrence involving a Hazardous Substance, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Substance.

                         (x) "Legal Requirement" shall mean any treaty,
convention, statute, law, regulation, ordinance, Governmental Approval, injunction, judgment, order, consent decree, or other requirement of any Governmental Authority.

                         (xi) "RCRA" shall mean the Solid Waste Disposal Act,
as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., and any future amendments.

                         (xii) "Release" shall mean any releasing, spilling,
leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, of any Hazardous Substance, including, without limitation, the abandonment or discharge of such Hazardous Substances in or from barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Substance.

               3.12  STATUS OF CONTRACTS.

                    (a) STATUS. Except as listed on SCHEDULE 3.12 and except for purchase orders made in the ordinary course of business, CMS is not party to and is not bound by any contract which is not terminable by CMS upon thirty (30) days written notice without penalty, whether or not in the ordinary course of business, and including, without limiting the generality of the foregoing, leases, mortgages, union contracts, employment agreements, pension, retirement or welfare agreements (whether oral or written, formal or informal or employee benefit plans within the meaning of the Employment Retirement Security Act of 1975, as amended ("ERISA"), agreements for the sale or distribution of its services or products, vendor contracts, supply contracts, license agreements, service agreements and other agreements or instruments. Except as listed on SCHEDULE 3.12, (i) there have been and are no material defaults under any contract to which CMS is a party, nor has any event occurred which, after the giving of notice or, with the passage of time, or

Agreement and Plan of Reorganization
Page 25

both, would constitute a material default under any such contract; (ii) all such contracts are valid and binding and in full force and effect; (iii) CMS has complied with the provisions of its contracts in all material respects; and, (iv) no notice of a claimed breach has been received by CMS. The Merger and the consummation by CMS of the transactions herein contemplated will not conflict with, or result in a breach, violation, termination or modification of, any of the terms of any contract, agreement or other instrument to which CMS is a party or by which CMS or any of its properties is or may be bound, or constitute a default thereunder which would prevent or interfere with the Merger or the consummation of the transactions herein contemplated.

                    (b) SCALE. Except as set forth in SCHEDULE 3.12, CMS is not party to or bound by any contract which is material to its Business, operations, financial condition or prospects or which involves, or is reasonably likely to involve, the expenditure or receipt by CMS after the date of the balance sheet for the year ended December 31, 1997 in the Financial Statements of more than $10,000.

                    (c) NORMALITY. Except as set forth in SCHEDULE 3.12, no purchase commitment of CMS, or by which CMS is bound, is in excess of the normal, ordinary and usual requirements of the Business or, in the opinion of the Stockholders, is at an excessive price.

                    (d)  AFFILIATED AGREEMENTS. Except as set forth in
SCHEDULE 3.12, CMS is not a party to or bound by (i) any contract (other than this Agreement) with the Stockholders or former shareholders or any Person known to CMS to be an Affiliate or Associate of a Stockholder or former shareholder, (ii) any contract with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, dealers, or employee lessors that are not cancelable by CMS at will without liability, penalty or premium, (iii) any contract providing for the payment of any bonus or commission based on sales or earnings, (iv) any contract that contains any severance or termination or change in control pay liability or obligation,
(v) any contract for the purchase or sale of any security (other than this Agreement), (vi) any contract for the borrowing of money (or guarantee of indebtedness), (vii) any contract for leasing personal property which requires annual payments in excess of $5,000 or the term of any of which exceeds one (1) year, (viii) any contract relating to express product or service warranties, (ix) any contract containing a covenant not to compete by CMS or the Stockholders, (x) any contract granting a Lien, security interest or other material encumbrance on any property or assets of CMS or on its assets, (xi) any contract providing for exclusive purchases by or from CMS or containing a requirement purchase obligation, (xii) any contract providing for administration, service, utilization review, adjustment, claims management or similar functions relating to insurance, litigation or Plans of CMS, or (xiii) any contract for the sale of any of the assets, property or rights of CMS outside of the ordinary course of business, except as contemplated by this Agreement.


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Agreement and Plan of Reorganization
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                    (e)  POWER OF ATTORNEY. Neither CMS not any director,
officer or Stockholder of CMS has given any power of attorney (whether revocable or irrevocable) to any Person relating to CMS or its Business or the CMS Common Stock that is or may hereafter be in force for any purpose whatsoever.

                    (f) PENSION OBLIGATION. Except as set forth in SCHEDULE 3.16B, CMS is not paying, nor has it any obligation to pay, any pension, deferred compensation or retirement allowance to any Person.

     True, complete and correct copies of each of the contracts set forth in
SCHEDULE 3.12 or expressly referred to in the notes to the Financial Statements have heretofore been provided to MCSC by CMS.

               3.13 ASSETS; INVENTORY. Substantially all of the properties and assets used in the Business are workable and useable in the ordinary course of business and are suitable for the uses for which they were intended and are used. The inventory of CMS reflected in the Financial Statements, after giving effect to all adjustments thereon, has been acquired in the ordinary course of business and has been and will be reflected on the books of CMS in accordance with GAAP, consistently applied. Except as set forth in
SCHEDULE 3.13, the inventory reflected in the Financial Statements, after giving effect to all adjustments thereon consists of items of a quality and quantity useable and saleable in the normal course of business at usual and customary prices. The level of the inventory as of the Closing Date is reasonable in light of CMS's business prospects. CMS and the Stockholders know of no material adverse condition affecting CMS's ability to obtain inventory in the future in the quality and quantity as now being obtained.

               3.14 CUSTOMERS AND VENDORS. CMS has received no notice that, and neither CMS nor any Stockholder has any knowledge or reason to believe that, any vendor or any customer of CMS does not plan to continue to do business with MTAC, or plans to reduce its sales to or volume of orders from MTAC or will not do business on substantially the same terms and conditions with MTAC subsequent to the Closing Date as such vendor or customer did with CMS before such date. Neither CMS nor the Stockholders will take any action to influence its customers or vendors to change or reduce their volume of business activity with MTAC after the Closing Date.

               3.15 TAXES. Except for Taxes which are being contested in good faith by appropriate proceedings and are listed on SCHEDULE 3.15 and except for Taxes which are accrued on the balance sheets which are part of the Financial Statements and are listed on SCHEDULE 3.15 and except as otherwise listed on SCHEDULE 3.15, CMS has paid all Taxes required to be paid by it through the date hereof. Except as set forth on SCHEDULE 3.15, CMS has timely filed all returns, reports and other documents and furnished all information required or requested by any federal, state or local governmental agency with respect to its Business or properties (except for tax returns not

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Agreement and Plan of Reorganization
Page 27

yet due), and all such returns, reports and other documents and all such information are true, correct and complete. No audit of any of the foregoing is in progress, and no extension of time with respect to the date of filing of any of the foregoing is in force, and no deficiencies or other additions to any of the Taxes, including any assessments, interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the date of this Agreement have been proposed, other than as set forth on SCHEDULE 3.15. No waiver or agreement by CMS is in force for the extension of time for the assessment or payment of any of the Taxes. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, value added, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States, the State of Tennessee, any other state, or municipality, or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

               3.16  EMPLOYEES; BENEFIT PLANS.

                    (a) EMPLOYEES. Listed on SCHEDULE 3.16A are the names of all officers, directors and employees (including leased employees) of CMS together with their respective wage rates and rates of total annual compensation. CMS has paid or accrued in full to its employees (and to any employee lessor), agents and contractors all wages, salaries, commissions, bonuses and other direct compensation as of the date of this Agreement and as of the Closing Date due for all services performed by them except for commissions due and payable in the ordinary course of business. SCHEDULE 3.16A sets forth a summary of all grievances, claims, actions, suits, proceedings, arbitrations, investigations or inquiries in connection with or relating to employment practices of CMS under applicable law instituted or threatened within the past five (5) years or currently pending by or against CMS. Except as set forth in SCHEDULE 3.16A, CMS is not liable for any severance pay or other payments on account of termination of present or former employees (including leased employees), nor will any severance payments or other payments (including employee lease termination or penalty payments, unemployment compensation, "golden parachute" or otherwise) become payable as a consequence of the transactions contemplated herein. To the best knowledge of the Stockholders after due inquiry, CMS has complied with all applicable federal and state laws relating to the employment of labor, including the provisions thereof relating to wages, hours, collective bargaining, discrimination and civil rights and the withholding and payment of social security and similar taxes and is not liable for any arrears, wages or any such taxes or penalties for failure to comply with any of the foregoing. There is no labor strike, dispute, slowdown, stoppage or lockout pending or, to the best knowledge of the Stockholders, threatened against or affecting CMS. No representation question exists respecting the employees or any strike, work stoppage or other labor difficulty. There are no unfair labor practice charges, complaints or

Agreement and Plan of Reorganization
Page 28

proceedings pending or, to the best knowledge of the Stockholders, threatened against or involving CMS; there are no claims, complaints or proceedings involving breach of contract, tortious interference with contract rights, violation of any State's unfair competition or unfair trade practice or trade secret statute; there is no organizing activity involving CMS pending or, to the best knowledge of the Stockholders, threatened by a labor union or group of employees; there are no representation proceedings pending with the National Labor Relations Board and no labor organization or group of employees has made a demand for recognition. CMS is not subject to any collective bargaining agreement. Except as set forth in SCHEDULE 3.16A, CMS has had no layoffs or recalls during the past ten (10) years. SCHEDULE 3.16A sets forth the name of each employee and his or her accrued vacation or leave payments due.

                    (b) BENEFIT PLANS. As of the Closing Date: (i) all "employee benefit plans," as defined in Section 3(3) of ERISA including any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA ("Multi-employer Plan,") or any other employee benefit arrangements or payroll practices (whether or not qualified for Federal income tax purposes, whether or not funded, whether formal or informal, whether for the benefit of a single individual or more than one individual and whether for the benefit of current or former employees or their beneficiaries), including, without limitation, severance, pension, retirement, profit sharing, deferred compensation, stock purchase, stock option, restricted stock, stock appreciation rights, incentive, bonus or other similar plans, hospitalization, medical, vision, dental or other health plans, sick leave, vacation pay, salary continuation for disability, consulting or other compensation arrangements (the "Plans") maintained, or contributed to, by CMS or any trade or business (whether or not incorporated) which is under common control with CMS, or is treated as a single employer ("ERISA Affiliate") under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended ("Code") are set forth on SCHEDULE 3.16B; (ii) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code, including the filing of reports thereunder, and with respect to each Plan all required contributions and benefits have been paid when due in accordance with the provisions of each such Plan and the applicable provisions of ERISA; (iii) each of the Plans, including Multi-employer Plans, is subject to Title IV of ERISA and no Plan has been terminated with any outstanding liability; and (iv) neither CMS nor any ERISA Affiliate has incurred or reasonably expects to incur any partial or complete withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multi-employer Plan. With respect to all Plans which are pension plans, as defined in
Section 3(2) of ERISA, other than plans intended to be taxed-qualified under
Section 401(a) of the Code, as of the Closing Date, the present value of the liabilities for participants thereunder using Pension Benefit Guaranty Corporation interest assumptions does not exceed, as of the Closing Date, the assets of the Plans. Except as set forth on SCHEDULE 3.16B, as of the Closing Date, no Plan which is a "welfare plan," as defined in Section 3(1) of ERISA, provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment (except as may be

Agreement and Plan of Reorganization
Page 29

required by Section 490B of the Code and at the sole expense of the participant or the beneficiary of the participant). With respect to all Plans which are welfare plans, as defined in Section 3(1) of ERISA, providing retiree benefits, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $0. CMS and each ERISA Affiliate have complied with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.
The execution and delivery of this Agreement and the consummation of the transactions thereby will not result in the acceleration of the time of payment or vesting of Plan benefits. SCHEDULE 3.16B also sets forth the administrative costs due and paid for CMS's 401(k) plan as of the Closing Date.

               3.17 INSURANCE. SCHEDULE 3.17 sets forth all policies or binders of fire, liability, worker's compensation, vehicular, disability, employee liability, business interruption, product liability, health, or other insurance (including medical self-insurance) held by CMS relating to, on behalf of or covering the Business of CMS (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $5,000.00). Such policies and binders are in full force and effect. CMS is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on SCHEDULE 3.17, there are no outstanding unpaid claims under any such policy or binder. CMS has not received a notice of cancellation or non-renewal of any such policy or binder. Neither CMS nor any Stockholder has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. SCHEDULE 3.17 also sets forth CMS's loss experience for the last three (3) years relating to product liability, worker's compensation and property damage and health and medical coverage.
SCHEDULE 3.17 sets forth any medical insurance or hospitalization as of the Closing Date.

               3.18 SUBSIDIARIES; COMPETING INTERESTS. Except as set forth on SCHEDULE 3.18, neither CMS nor the Stockholders, directly or indirectly, own any capital stock or other equity securities of any corporation, limited liability company, partnership, association, trust, joint venture or other entity or business or have any direct or indirect equity, partnership or other ownership interest in any business except for stock of companies publicly traded on the New York or American Stock Exchange or the Nasdaq Stock Market, not to exceed 5% of the total outstanding shares of such companies. Excluding stock of publicly traded companies referred to in the preceding sentence, neither CMS nor the Stockholders have any interest, directly or indirectly, in any corporation, partnership, association, proprietorship, or any other entity or business which is engaged in a similar business, or is a competitor of, or a vendor to or customer of, CMS.

               3.19 NO PENDING TRANSACTIONS. Except for the transactions contemplated by this Agreement, CMS is not a party to or bound by or the subject of any agreement, undertaking or

Agreement and Plan of Reorganization
Page 30

commitment to: (i) merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or person which would in any way affect the Business of CMS; or, (ii) sell, lease or exchange all or substantially all of CMS's property and assets or equity securities to any other corporation or Person or enter into any other transaction which would in any way materially and adversely affect the Business or prospects of CMS or affect the Merger or the transactions contemplated hereby.

               3.20 BROKER'S OR FINDER'S FEES. Except for the fee payable to Crye-Leike, Inc. by the Stockholders pursuant to the terms of the agreement dated February 23, 1998, no agent, broker, person or firm acting on behalf of CMS or the Stockholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein. The Stockholders hereby severally indemnify and hold MCSC and MTAC harmless for any cost, expense or Damage relating to the fee to said broker.

               3.21 REPRESENTATIONS REGARDING THE COMMON STOCK. The Stockholders represent, certify and warrant to MCSC that:

                    (a) they are "accredited investors" as defined by Regulation D promulgated under the Securities Act;

                    (b) they have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the New MCSC Shares. The Stockholders have received the MCSC 1997 Annual Report to Stockholders, the proxy statement for the 1998 Annual Meeting of Stockholders, the Form 10-K for the year ended December 31, 1997 and the Form 10-Q for the quarter ended March 31, 1998 (the "SEC Reports"). The Stockholders recognize that acquisition of the New MCSC Shares involves certain risks and have taken full cognizance of and understand such risks.
In deciding whether to acquire the New MCSC Shares pursuant to this Agreement, the Stockholders have weighed these risks against any perceived benefits of owning the New MCSC Shares;

                    (c) the Stockholders have had the opportunity to perform such due diligence regarding MCSC as they have deemed necessary and to ask questions of, and receive answers from, management of MCSC and have sought and received such professional accounting, legal and tax advice as the Stockholders have considered necessary to make an informed investment decision with respect to the New MCSC Shares;

                    (d) the Stockholders are aware that no federal or state agency has made any finding or determination as to the fairness of the New MCSC Shares nor has any agency made any recommendation or endorsement of the New MCSC Shares;

Agreement and Plan of Reorganization
Page 31

                    (e)  during the last five years, no Stockholder has been:

                         (i) convicted of nor pleaded NOLO CONTENDERE to any
felony or misdemeanor in connection with the purchase or sale of any security or in connection with the making of any false filing with the Securities and Exchange Commission ("SEC") or any state securities administrator, or of any felony involving fraud or deceit, including but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, conspiracy to defraud or theft;

                         (ii) subject to any order, judgment, or decree of
any court of competent jurisdiction temporarily or preliminary restraining or enjoining, or are subject to any order, judgment, or decree of any court of competent jurisdiction, permanently restraining or enjoining that person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator;

                         (iii) subject to a United States Postal Service
false representation order; or

                         (iv) subject to any state administrative order
entered by a state securities administrator in which fraud or deceit was found;

                    (f) the Stockholders are acquiring the New MCSC Shares for their own account and not with a view to resale or distribution and no agreements, arrangements or understandings exist with respect to the transfer, sale, voting or disposition of such securities;

                    (g) the Stockholders understand that stop transfer instructions relating to the Common Stock will be placed in MCSC's stock register and that the certificates representing New MCSC Shares will bear legends which shall read:

          "The shares of Common Stock represented by this certificate have been issued pursuant to a claim of exemption from the registration or qualification requirements of federal and state securities laws and may not be sold or transferred without registration or qualification or otherwise except pursuant to an applicable exemption therefrom as evidenced by an opinion of counsel satisfactory to the issuer hereof."

          "Except with the prior written consent of Miami Computer Supply Corporation, the shares of Common Stock represented by this certificate may not be sold, pledged, hypothecated, gifted or

Agreement and Plan of Reorganization
Page 32


          otherwise transferred or disposed of until [THE DATE WHICH IS 365 DAYS AFTER THE CLOSING DATE.]"

                    (h) the Stockholders realize that (i) the acquisition of the New MCSC Shares is a long-term investment; (ii) the Stockholders must bear the economic risk of such investment until the restrictive holding period expires and because the New MCSC Shares have not been registered under the Securities Act or any similar state law, they cannot be sold unless so registered or an exemption from registration is available; and

                    (i) the Stockholders believe that an investment in the New MCSC Shares is suitable for them based upon their investment objectives and financial needs and the Stockholders have adequate means of providing for their current financial needs and have no need for liquidity of their investment with respect to the New MCSC Shares.

               3.22 UPDATING OF SCHEDULES. To and including the Closing Date, CMS and the Stockholders shall notify MCSC of any changes, additions or events which may cause any change in or addition to any Schedules delivered by them under this Agreement, promptly after the occurrence of same and no later than the Closing Date by delivery of updates of all Schedules, including future quarterly and annual Financial Statements. No notification made pursuant to this Section 3.22 shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Schedule nor shall any such notification be considered to constitute or give rise to a waiver by MCSC of any condition set forth in this Agreement unless specifically waived in writing by MCSC.

               3.23 OWNERSHIP OF MCSC COMMON STOCK.  Except as set forth in
SCHEDULE 3.23, as of the date hereof, neither CMS nor any Stockholder nor any of their Affiliates or Associates, (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of MCSC Common Stock.

               3.24 TRANSACTIONS WITH AFFILIATES. Other than this Agreement, except as set forth by SCHEDULE 3.24, CMS is not bound by or a party to any contract with, does business with or has any obligations or liabilities to any Stockholder or any Affiliate or Associate of any Stockholder. As used in this Agreement, an "Affiliate" of, or a Person "Affiliated" with, a specified person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. Moreover, as used in this Agreement, the term "Associate" used to indicate a relationship with any Person, means: (a) any corporation or organization (other than CMS) of which such Person is an officer, director, or partner, or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or

Agreement and Plan of Reorganization
Page 33

as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the corporation or organization or any of its parents or subsidiaries.

               3.25 BANK ACCOUNTS. SCHEDULE 3.25 sets forth the names and locations of all banks or other financial institutions in which CMS has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto. At the Closing, CMS will deliver to MTAC copies of all records, including all signature or authorization cards pertaining to such bank accounts and safe deposit boxes and will assign such authorization to MTAC or MCSC and provide evidence satisfactory to MCSC that such assignment will be effective immediately subsequent to the Closing and, at such time, no Stockholder or Person determined by MTAC or MCSC to be unauthorized shall have the authority to access such accounts or safe deposit boxes or draw on such accounts.

               3.26 CORRECT INFORMATION. All representations, warranties, covenants, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to MCSC by or on behalf of CMS or the Stockholders in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects. Without limiting the specificity of such representations or warranties made in this Agreement or information furnished pursuant hereto to MCSC, neither CMS nor any of the Stockholders has failed to disclose to MCSC any facts material to the Business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of CMS.

          ARTICLE 4.0  REPRESENTATIONS AND WARRANTIES OF MCSC.

               MCSC hereby represents and warrants to CMS as follows:

Agreement and Plan of Reorganization
Page 34

               4.1  STRUCTURE; STATUS.

                    (a) MCSC.

                         (i)  The authorized capital stock of MCSC consists
of thirty million (30,000,000) shares of MCSC Common Stock and five million (5,000,000) shares of MCSC preferred stock, no par value par share ("MCSC Preferred Stock"). As of July 16, 1998, there were 10,369,742 shares of MCSC Common Stock issued and outstanding, and there were no shares of MCSC Preferred Stock issued and outstanding. All outstanding shares of MCSC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of MCSC Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of MCSC, except for (A) shares of MCSC Common Stock issuable pursuant to the MCSC 1996 Stock Option Plan, the MCSC Non-Employee Directors Stock Option Plan, the 1998 Stock Option Plan, the 1998 Employee Payroll Deduction Stock Purchase Plan and the 401(k) plan, and (B) by virtue of this Agreement and (C) pursuant to certain agreements to acquire the stock or assets of other entities.

                         (ii) MCSC is a corporation duly organized, validly
existing and in good standing under the laws of the State of Ohio, has full power and authority to carry on its businesses as it is now conducted and to own, lease and operate the property and assets that it now owns, leases and operates and to execute and deliver this Agreement and to perform the transactions contemplated hereby.

                    (b) MTAC.

                         (i) At the Closing Date, the authorized capital
stock of MTAC will consist of one thousand (1,000) shares of MTAC common stock, no par value per share ("MTAC Common Stock"), all of which shares will be issued and outstanding and owned beneficially and of record by MCSC. At the Closing Date, all outstanding shares of MTAC Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and none of the outstanding shares of MTAC Common Stock will have been issued in violation of the preemptive rights of any person, firm or entity. As of the Closing Date, there will be no Rights authorized, issued or outstanding with respect to the capital stock of MTAC.

                         (ii) MTAC will, at the Closing Date, be a
corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, will have the full power and authority to execute and deliver this Agreement and to enter into the Merger and perform the transactions contemplated hereby.

Agreement and Plan of Reorganization
Page 35

               4.2 AUTHORITY; NO CONFLICT. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by MCSC and MTAC have been or will be duly and effectively authorized by all necessary corporate action of MCSC and MTAC, respectively, and this Agreement is and will be a valid and legally binding obligation of MCSC and MTAC, respectively, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Boards of Directors of MCSC and MTAC will be delivered to CMS, and such copies will be complete and correct and such resolutions will be in full force and effect on the date thereof. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by MCSC and MTAC will not: (i) except for the filing of notice and the expiration of the waiting period or non-disapproval by, the Federal Trade Commission and the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and except for compliance with applicable federal and state ("blue sky") securities laws in connection with the issuance of the New MCSC Shares pursuant to this Agreement and the filing of Articles of Merger with the Secretary of State of the State of Tennessee pursuant to Section 48-21-107, ET SEQ. of the TBCA require the approval or consent of any Governmental Authority or regulatory body; (ii) require the approval or consent of any other person or entity except for the approval of the Merger by MCSC as the sole stockholder of MTAC; (iii) violate any provision of MCSC's or MTAC's Articles of Incorporation or Charter or Bylaws; or (iv) violate any statute, law or regulation as such statute, law or regulation relates to MCSC or MTAC.

               4.3 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of MCSC or MTAC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein.

               4.4 LITIGATION; ORDERS. Except as set forth on SCHEDULE 4.4, there are no claims, actions, suits, or proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of MCSC, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against MCSC which restrains or prohibits or which may restrain or prohibit or otherwise affect, the consummation of the transactions contemplated hereby.

               4.5 AUTHORIZED MCSC COMMON STOCK. MCSC has sufficient authorized shares of common stock in order to issue the MCSC Common Stock to the Stockholders at the Closing. The MCSC Common Stock to be issued to the Stockholders pursuant to Section 2.3(b) hereof shall, on the Closing Date, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens of MCSC. As of the date hereof and the Closing Date, the MCSC Common Stock is and will be qualified and listed on the Nasdaq National Market System and MCSC

Agreement and Plan of Reorganization
Page 36

knows of no restriction on the ability of the MCSC Common Stock to trade thereon, except for the restrictions set forth herein and those resulting from applicable law, regulation and the rules of the Nasdaq.

               4.6 ACCURACY AND COMPLETENESS OF REPORTS. MCSC has delivered to the Stockholders the SEC Reports. The SEC Reports do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          ARTICLE 5.0  COVENANTS.

               5.1 COVENANTS OF CMS. Except as contemplated by this Agreement or as expressly agreed to in writing by MCSC, during the period from the date of this Agreement to the Closing Date, CMS will conduct its operations according to its ordinary and usual course of business consistent with past practice, will use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, vendors, employees, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, prior to the Closing Date, CMS will not, without the prior written consent of MCSC:

                    (a) pay any dividends or other distributions (cash or otherwise) on or redeem or repurchase or otherwise acquire its capital stock (except for cash dividends set forth in SCHEDULE 5.1), subdivide or reclassify its shares of capital stock, pay any bonus, increase the wages or salaries of its employees, increase the fees to its directors, increase compensation to any consultants or other professionals, commit itself to any new or renewed collective bargaining agreement or to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other compensation or benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, to amend or make any payment or contribution (other than in the ordinary course of business and consistent with past practice) with respect to any of such plans or any of such agreements in existence on the date hereof except as may be required to comply with applicable law, notice of which shall be provided to MCSC;

                    (b) except in the ordinary course of business or as otherwise contemplated hereby purchase, dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any of its properties or assets or make any capital expenditure in excess of $5,000;

Agreement and Plan of Reorganization
Page 37

                    (c) except as otherwise contemplated hereby, enter into any other agreements, commitments or contracts which, individually or in the aggregate, are material to CMS, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements, or otherwise make any material change in the conduct of its business or operations of CMS;

                    (d) authorize, recommend, propose or announce an intention to authorize, recommend, propose, or enter into any agreement in principle or an agreement with respect to any merger, consolidation or business combination (except for this Agreement), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary and usual course of business;

                    (e) incur or guarantee any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) material to CMS or pay, discharge or satisfy any Lien or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than liabilities shown on the balance sheet as of May 31, 1998 in the Financial Statements and immaterial liabilities incurred after the date thereof in the ordinary course of business in normal amounts, and no such payment, discharge or satisfaction shall be affected other than in accordance with the ordinary payment terms relating to the liability paid, discharged or satisfied;

                    (f) permit or allow its properties or assets, real, personal or mixed, tangible or intangible, to be mortgaged, pledged or subjected to any Lien, except for Permitted Liens;

                    (g) cancel any debts or claims except in the ordinary course of business and consistent with past practice, or waive any rights of material value;

                    (h)  permit an Intellectual Property right to lapse;

                    (i) issue, grant or sell any shares of its capital stock or any equity interest or security, or issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of its capital stock or any equity interest or security;

                    (j) make any change in any accounting principles, practices or methods, including their principles, practices or methods relating to calculation of reserves for receivables;

Agreement and Plan of Reorganization
Page 38

                    (k) pay, loan, or advance any amount to or in respect of, or sell, transfer or lease any property or assets (real, personal or mixed, tangible or intangible) to, or enter into any transaction with or for the benefit of, any Stockholder or any of their respective Affiliates or Associates;

                    (i) enter into any lease or sub-lease of real property or material lease of personal property;

                    (m) terminate or amend, or fail to perform any of its obligations or cause any breach under, any contract set forth in SCHEDULE
3.12. CMS will exercise its commercially reasonable efforts to renew each of the contracts set forth on SCHEDULE 3.12 which is scheduled to terminate prior to the Closing Date;

                    (n) permit the insurance referred to in SCHEDULE 3.17 to lapse, expire, terminate or be cancelled;

                    (o) violate in any material respect any laws, regulations, or orders applicable to it and its properties, operations, business and employees;

                    (p)  amend its Charter or Bylaws; or

                    (q)  agree to do any of the foregoing.

               5.2 NO SOLICITATION. Neither CMS nor the Stockholders shall, and CMS and the Stockholders shall use their best efforts to cause CMS's officers, directors, employees, agents, Affiliates and representatives (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, (i) initiate contact with, solicit or encourage any inquiries or proposals by, or (ii) except as required by applicable law as advised in writing by counsel reasonably acceptable to MCSC, enter into any discussions or negotiations with, or disclose directly or indirectly any information not customarily disclosed concerning its Business and properties to, or afford any access to its properties, books and records to, any Person or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of CMS's capital stock or a merger, consolidation, or sale of all or a substantial portion of the assets of CMS, or any similar transaction. CMS will notify MCSC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming. The foregoing restrictions on disclosures shall not apply to disclosures required to be made by any law, regulation or order of a court or governmental agency of competent jurisdiction; provided, however, before any disclosure is made CMS shall notify

Agreement and Plan of Reorganization
Page 39

MCSC immediately of any such request for information and shall take all reasonable action to support any request or motion MCSC may make for confidential treatment or a protective order.

               5.3 STOCKHOLDER APPROVAL. As soon as practical after the execution of this Agreement, CMS will take all steps necessary to obtain any other requisite written consent of the Stockholders, for the purpose of adopting and approving this Agreement, and the Merger and the transactions contemplated hereby and for such other purposes as may be necessary or desirable. CMS shall provide to its Stockholders certain information regarding this Agreement, the Merger, the transactions contemplated hereby and the MCSC Common Stock, which information shall be reasonably satisfactory to MCSC prior to its dissemination to them. The Board of Directors of CMS has unanimously determined that this Agreement is advisable and in the best interests of the stockholders of CMS and will (i) recommend to the Stockholders the adoption and approval of this Agreement and the transactions contemplated hereby and (ii) use their best efforts to obtain the necessary approvals by the Stockholders of this Agreement, the Merger and the transactions contemplated hereby. The Stockholders shall, by virtue of their execution of this Agreement be deemed to have provided their written consent to the Merger and to have waived any rights they may have under Tennessee law to dissent therefrom and to seek the fair value of their shares of CMS Common Stock in cash.

               5.4  ACCESS TO INFORMATION; CONFIDENTIALITY.

                    (a) ACCESS TO INFORMATION. Between the date of this Agreement and the earlier of the Closing Date or the date of the termination of this Agreement, CMS shall provide to MCSC and its representatives full access to its premises, properties, equipment, books and records as are related to the Business and shall make its directors, officers, employees and agents available to confer with MCSC and its representatives; and during such period, CMS shall: (i) disclose and make available to MCSC and its representatives all documents and records relating to the assets, properties, operations, obligations and liabilities of CMS, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees', and stockholders' meetings, organizational documents, material contracts, customer list and agreements, filings with and communications from any Governmental Authority, litigation files, accountants' work papers, plans or records relating to employees and any other business activities of CMS as MCSC or its representatives may require; and (ii) promptly furnish to MCSC all other information concerning CMS's Business, properties and personnel as MCSC may request. During this period, MCSC may perform any review, analysis or testing that it, in its sole discretion, deems appropriate. MCSC will use its best efforts not to unduly interfere with the business operations of CMS during such review. Throughout this period, CMS will cause Messrs. Sandlin and Miles and one or more other designated representatives to confer with MCSC's representatives on a regular and frequent basis and to report the general status of CMS's ongoing condition and operations. In addition, CMS will permit MCSC to communicate with its agents, customers and creditors. CMS

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Agreement and Plan of Reorganization
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will immediately notify MCSC of any material change in the ordinary course of its business or in the operations of its properties or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution, continuation or the threat of litigation involving CMS or its Affiliates or affiliated persons and will keep MCSC fully informed of such events.

                    (b) CONFIDENTIALITY. MCSC will hold and will cause its employees, officers, directors, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process and then only with written notice prior to disclosure to CMS, all documents and information concerning CMS furnished to MCSC in connection with the transactions contemplated by this Agreement, including information furnished to MCSC pursuant to the non-binding letter of intent dated May 8, 1998 (except to the extent that such information can be shown to have been (i) previously known by MCSC other than through a breach of a confidentiality agreement by a third party; (ii) in the public domain through no fault of MCSC; or (iii) later lawfully acquired by MCSC from other sources) (the "Confidential Information") and will not use such information except in connection with performing due diligence relating to this Agreement or operating the Surviving Corporation after the Closing Date, or release or disclose the Confidential Information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) or lending authorities in connection with this Agreement (it being understood that such persons shall be informed by MCSC of the confidential nature of such information and shall be directed by MCSC to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained, except to the extent the Confidential Information comes into the public domain through no fault of MCSC. If requested by CMS, MCSC will return to CMS, all physical materials furnished by CMS to MCSC or their respective agents, representatives or advisors and all copies thereof, in whatever medium, and all materials prepared by MCSC which evaluate or reflect the Confidential Information. It is understood that MCSC shall be deemed to have satisfied its obligation to hold the Confidential Information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information.

               5.5 CONSENTS; EFFORTS TO CONSUMMATE. CMS, the Stockholders and MCSC will each use their respective best efforts to obtain consents of all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement. Each of CMS, the Stockholders and MCSC agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement and after the Closing Date thereof, the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated herein.

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Agreement and Plan of Reorganization
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               5.6  PUBLIC ANNOUNCEMENTS.  CMS and MCSC will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or judicial or administrative process.

               5.7  INDEMNIFICATION.

                    (a) INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders severally agree to indemnify and hold MCSC and MTAC, and their respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the "MCSC Group"), harmless against, and to reimburse MCSC Group for any Damage or Tax imposed on or incurred by any of the MCSC Group (a "MCSC Loss") because of or arising from or related to or in connection with: (A) any breach of any of CMS's or the Stockholders' representations or warranties or any failure to perform or violation of any agreement or covenant on the part of CMS or the Stockholders under this Agreement or under any other agreement referred to herein or contemplated hereby to which CMS or the Stockholders is a signatory; (B) any claims (other than claims which have been disclosed by CMS as set forth in SCHEDULE 5.7) arising out of, relating to or in connection with the Business of CMS prior to, and including, the Closing Date (including without limitation any claims relating to the products sold by CMS prior to and including the Closing Date or relating to the employment practices of CMS);
(C) any Damages or Tax caused by CMS resulting from any investigation, suit, action or other proceeding by or before any Governmental Authority which seeks Damages or Taxes to restrain, modify, prohibit or revoke, or seeks other relief in connection with, the consummation of this transaction due to fault or liability of CMS; and (D) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing.

                    (b) INDEMNIFICATION BY MCSC. MCSC agrees to indemnify and hold CMS and the Stockholders, and CMS's respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the "CMS Group"), harmless against, and to reimburse CMS Group for any Damage or Tax imposed on or incurred by any of CMS Group (a "CMS Loss") because of or arising from or related to or in connection with: (i) any breach of any of MCSC's representations or warranties or any failure to perform or violation of any agreement or covenant on the part of MCSC under this Agreement or any other agreement referred to herein or contemplated hereby; (ii) any claims arising out of, or relating to or in connection with the business of MTAC or its Affiliates, successors or assigns subsequent to the Closing Date (including any claims relating to the sale of the products by MTAC after the Closing Date) except for claims resulting from the action or non-action of the Stockholders acting in their capacity as officers or employees of MTAC after the Closing Date; (iii) any Damage or Tax caused by MCSC resulting from any investigation, suit, action or other proceeding by or before any Governmental Authority which seeks Damages or Taxes or to restrain, modify, prohibit or revoke, or seeks other relief in

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Agreement and Plan of Reorganization
Page 42

connection with, the consummation of this transaction due to fault or liability of MCSC; and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing.

                    (c) LIMITATIONS ON INDEMNIFICATION. No indemnification payment shall be made by the Stockholders pursuant to this Agreement, until the amounts which the MCSC Group would otherwise be entitled to receive as indemnification aggregate at least $150,000.00 and MCSC shall have been unable to recover such amounts from any applicable insurance MCSC or MTAC may have, at which time MCSC Group shall be entitled to receive payment of all such amounts in excess of $150,000.00 up to a maximum amount equal to the total consideration to be paid to the Stockholders hereunder. No indemnification payment shall be made by MCSC pursuant to this Agreement, until the amounts which CMS Group would otherwise be entitled to receive as indemnification aggregate at least $150,000.00 and CMS or the Stockholders shall have been unable to recover such amounts from any applicable insurance CMS or the Stockholders may have, at which time CMS Group shall be entitled to receive payment of all such amounts in excess of $150,000.00 up to a maximum amount equal to the total consideration to be paid to the Stockholders hereunder.

                    (d) NOTICE. The indemnified party shall promptly notify the indemnifying party of any claim that is reasonably likely to give rise to a claim for indemnification under this Agreement (a "Damage Claim") asserted by such party or by a third party, stating, to the extent known, with detailed specificity the nature and basis of the Damage Claim. The failure to give promptly any such notice shall not relieve the indemnifying party from any liability hereunder with respect to the subject matter of any Damage Claim except to the extent that the indemnifying party has actually been damaged by such failure. If the indemnifying party shall have confirmed in writing its obligation to indemnify for any liability asserted in any Damage Claim, the indemnifying party shall have, at its election, the right to compromise or defend such Damage Claim involving the assertion of liability by a third party at the indemnifying party's sole expense, through counsel chosen by it, provided that, in conducting such defense, settlement and compromise: (i) the indemnifying party shall not permit to exist any lien, encumbrance or other adverse charge upon any asset or business of the indemnified party; (ii) the indemnifying party shall cause its counsel to consult with the indemnified party and, if applicable, the indemnifying party's counsel and keep them fully advised of the progress of the defense, settlement and compromise; and (iii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim except to the extent otherwise provided herein. If the indemnifying party is required hereunder or elects to conduct the defense of such Damage Claim, the indemnified party shall cooperate with the indemnifying party in connection therewith and shall be entitled to participate in the defense thereof and to appoint counsel for that purpose, except that the cost of any such participating counsel shall be solely for the account of the indemnified party and the indemnifying party shall have no responsibility therefor unless: (i) the indemnifying party shall have

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Agreement and Plan of Reorganization
Page 43


disputed its potential liability under the alleged Damage Claim or shall not have notified the indemnified party that it will assume the defense of such Damage Claim and shall not have designated counsel reasonably acceptable to the indemnified party within a reasonable time of the notice of such Damage Claim; or (ii) the named parties to any proceeding with respect to such Damage Claim (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be, in the opinion of counsel selected by the indemnifying party, inappropriate due to actual or potential differing interests between them. As long as the indemnifying party is contesting any such Damage Claim in good faith in accordance with the foregoing requirements, the indemnified party shall not pay or settle any such Damage Claim. Notwithstanding the foregoing, the indemnified party may pay or settle any such Damage Claim at any time, provided that the indemnified party waives any right to indemnity therefor by the indemnifying party.

                    (e) DEFENSE. In the event that the indemnifying party fails within thirty (30) calendar days after the receipt of notice of such Damage Claim to notify the indemnified party and to confirm in writing its obligation to indemnify for any liability in such Damage Claim, the indemnified party shall have the right to defend, settle or compromise the Damage Claim in its discretion; provided, however, that the indemnifying party shall have the right to participate in the defense of such Damage Claim at its own expense. The indemnifying party shall promptly reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim and any defense, settlement or compromise thereof and all reasonable related costs incurred by the indemnified party, subject to the limitations set forth in Section 5.7(c).

                    (f) EXCLUSIVE REMEDY. Provided that the indemnifying party honors its obligations under Sections 5.7(a) or 5.7(b), as applicable, and except for breaches of this Agreement resulting from fraud or intentional misrepresentation, the indemnification provisions in this Agreement shall be deemed to be the exclusive remedy for breach of the representations and warranties or other indemnification obligations specified in Sections 5.7(a) or 5.7(b) set forth herein.

               5.8 EXISTENCE. The Stockholders, to the extent within their control, and CMS will take such action as may be necessary to maintain, preserve, renew and keep in full force and effect CMS's existence (corporate or otherwise), rights and franchises.

               5.9 ARTICLES OF MERGER. CMS and MTAC shall, on the Closing Date, execute and file Articles of Merger with the Secretary of State of the State of Tennessee to effectuate the Merger and will file Articles of Amendment to the Articles of Incorporation of MTAC to change the corporate name of MTAC to "Consolidated Media Systems, Inc."


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Agreement and Plan of Reorganization
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               5.10 INSURANCE COVERAGE.  The Surviving Corporation shall not diminish the type or amount of insurance coverage from the type and amount of coverage in place on the day immediately prior to the Closing Date for a period of one (1) year after the Effective Time.

          ARTICLE 6.0  GENERAL MATTERS.

               6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND RELATED AGREEMENTS. All of the terms, conditions, warranties, representations, covenants, and agreements contained in or made pursuant to this Agreement shall survive the Closing for a period of one (1) year after the Effective Time, notwithstanding any investigation made by or knowledge of any of the parties to this Agreement or any of their respective successors or assigns. All covenants of the parties that are to be performed after Closing shall continue and expire in accordance with their respective terms. If at the end of any of such period or term, a claim has been asserted hereunder and still is pending or unresolved, such period or term shall continue to survive until the claim finally is terminated or otherwise resolved.

               6.2 COVENANT NOT TO DISCLOSE. The Stockholders hereby covenant and agree, that as the owners and operators of the Business of CMS, they possess certain data and knowledge of operations of the Business of CMS which are proprietary in nature and confidential. The Stockholders covenant and agree that they not, and will direct each CMS director, officer, employee (including leased employees) or agent not to, at any time after the Closing, reveal, divulge or make known to any person (other than MCSC) or use for their own account or for the account of any person, firm, corporation or other organization, any confidential or proprietary customer list, vendor list, sales method, record, data, trade secret, pricing policy, bid amount, bid strategy, rate structure, personnel policy, method or practice of soliciting or obtaining or doing business by CMS or any Business Know-How or other confidential or proprietary information whatsoever relating to CMS or, whether or not obtained with the knowledge and permission of MCSC (exclusive of any information which at the time of disclosure is generally available to and known by the public or information which is required to be disclosed by administrative or judicial process of an agency or court of competent jurisdiction, other than as a result of any unauthorized disclosure by CMS or the Stockholders). The Stockholders further covenant and agree that they shall not divulge any such confidential or proprietary information which they may acquire during any transition period in which they are employed or assist or consult with MCSC to facilitate the transfer and the continued success of the Business of CMS, and the Stockholders will hold such confidential and proprietary information in trust for the sole benefit of MCSC and its successors and assigns as set forth herein.

               6.3 NON-INTERFERENCE AGREEMENT. The Stockholders will not, at any time after the Closing, directly or indirectly, for whatever reason, whether for their own account or for the account of any other Person: (i) engage in any activity which would compete with the business of MCSC or the Surviving Corporation in the market areas in which MCSC and CMS now do business

Agreement and Plan of Reorganization
Page 45

for a period of the later of one (1) year from the Closing Date or the date of termination of their respective employment agreements; (ii) solicit, employ or otherwise interfere with any of CMS's or MCSC's existing or potential contracts or relationships with any customer, Affiliate, employee, officer, director, supplier, vendor or any independent contractor whether the person is employed by or associated with CMS or with MCSC on the Closing Date or at any time thereafter; or (iii) solicit or otherwise interfere with any existing or proposed contract between CMS or MCSC and any other party whatsoever.

               6.4 USE OF CMS'S NAME. CMS hereby agrees that after the Closing the Surviving Corporation shall have the right to use CMS's name ("Consolidated Media Systems, Inc.") as its corporate title and MCSC or the Surviving Corporation shall have the right to use CMS's name ("Consolidated Media Systems") on products sold by MCSC or the Surviving Corporation following the Closing Date.

               6.5  BENEFIT PLANS AND ARRANGEMENTS.

                    (a) PLAN PARTICIPATION. As soon as administratively practicable after the Effective Time, MCSC shall take all reasonable action so that employees of the Surviving Corporation shall be entitled to participate in the MCSC employee benefit plans of general applicability, and until such time the employee plans of CMS shall remain in effect.

                    (b) EMPLOYMENT. On the Closing Date, all employees of CMS as of the Effective Time may, at the sole discretion of the Board of Directors of the Surviving Corporation, become employees of the Surviving Corporation as of the Effective Time, provided that, except as set forth in
Section 6.5(c), below, neither MCSC nor the Surviving Corporation shall have any obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Surviving Corporation a right to continuing employment with the Surviving Corporation after the Effective Time.

                    (c) EMPLOYMENT AGREEMENTS. On the Closing Date, the Surviving Corporation and each of Messrs. Sandlin and Miles shall execute an employment agreement in the form as set forth as EXHIBITS A AND B, respectively, attached hereto and made a part hereof, which shall commence upon the Closing Date. Said employment agreement shall be separate and independent from this Agreement and such employment agreements shall stand alone and not be connected in their operation or with respect to the rights and remedies of the parties thereto.

                    (d) EMPLOYEE OPTIONS. At its next regularly scheduled meeting after the Closing Date, the Compensation Committee of the Board of Directors of MCSC shall grant to employees of CMS (who are CMS employees as of the Closing Date and who continue as employees of the Surviving Corporation) as recommended by the Stockholders in writing to the

Agreement and Plan of Reorganization
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Compensation Committee prior to its meeting, pursuant to MCSC's 1998 Stock
Option Plan, options to purchase, in the aggregate, fifty thousand (50,000) shares of MCSC Common Stock, which options shall vest in three (3) equal annual installments on the anniversary date of the Closing.

               6.6 FAILURE TO FULFILL CONDITIONS. In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Authority or third party or which would otherwise prevent or materially delay completion of the Merger.

               6.7 COMMON STOCK RESTRICTIONS. Except with the prior written consent of MCSC, the New MCSC Shares to be delivered to the Stockholders at the Closing shall not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until the date which is 365 days after the Closing Date and all certificates representing such shares of Common Stock shall contain a legend to such effect, as set forth in Section 3.21(f).

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Agreement and Plan of Reorganization
Page 47

          ARTICLE 7.0  CONDITIONS TO OBLIGATIONS OF MCSC AND MTAC TO
CONSUMMATE.

               The obligations of MCSC and MTAC to consummate the Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by MCSC and MTAC of each of the following conditions:

               7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of CMS and the Stockholders contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

               7.2 PERFORMANCE. CMS and the Stockholders shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

               7.3 CONSENTS AND APPROVALS. All necessary consents and approvals of any Governmental Authority or any third party required for consummation of the transactions contemplated by this Agreement shall have been obtained and all waiting periods shall have expired or been terminated.

               7.4 STOCKHOLDER APPROVAL. The Stockholders of CMS and, if necessary, the stockholders of MCSC, shall have approved the Agreement by the vote required by applicable law after full disclosure of the terms and conditions of this Agreement and the transactions contemplated thereby.

               7.5 DELIVERY OF DOCUMENTS. At or before the Closing, CMS and the Stockholders shall have executed and delivered to MCSC and MTAC certain documents, including, but not limited to: (i) certificates dated the Closing Date executed by the President and Secretary of CMS and by the Stockholders evidencing compliance with the conditions set forth in this Article 7; (ii) the surrender by the Stockholders of the certificates representing 100% of the issued and outstanding shares of CMS Common Stock, duly endorsed in blank (or as required by MCSC); (iii) the Articles of Merger executed by a duly authorized officer of CMS; (iv) the receipt for the delivery of the New MCSC Shares by the Stockholders; (v) the opinion of Gullett, Sanford, Robinson & Martin, counsel to CMS, addressed to the Board of Directors of MCSC substantially in the form of EXHIBIT C; and (vi) such other documents as MCSC or its counsel may reasonably require. All such documents shall be in form and substance satisfactory to MCSC. CMS and the Stockholders agree to use their best efforts to ensure that the conditions set forth herein are satisfied.

               7.6 NO LITIGATION. None of the Parties hereto shall be a party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or

Agreement and Plan of Reorganization
Page 48

restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

               7.7 NO MATERIAL CHANGE. No change, event, development or combination of developments shall have occurred on or prior to the Closing Date which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse change in the Business, condition (financial or otherwise) or prospects of CMS.

          ARTICLE 8.0 CONDITIONS TO OBLIGATIONS OF CMS AND THE STOCKHOLDERS TO CONSUMMATE.

               The obligations of CMS and the Stockholders to consummate this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by CMS and the Stockholders of each of the following conditions:

               8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of MCSC contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

               8.2 PERFORMANCE. MCSC and MTAC shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

               8.3 CONSENTS AND APPROVALS. The sole stockholder of MTAC and, if necessary, the stockholders of MCSC shall have approved this Agreement in accordance with applicable law. All necessary consents and approvals of any Governmental Authority or any third party required for consummation of the transactions contemplated by this Agreement shall have been obtained and all waiting periods shall have expired or been terminated.

               8.4 OFFICERS' CERTIFICATE. MCSC shall have delivered to CMS a certificate signed by a duly authorized officer, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 8.1, 8.2 and 8.3 of this Agreement.

               8.5 PAYMENT OF CASH AND THE NEW MCSC SHARES. Against receipt of the certificates representing 100% of the issued and outstanding shares of CMS Common Stock, MTAC shall have delivered to the Stockholders on the Closing Date the cash and the New MCSC Shares as set forth in Section 2.3(b) hereof.

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Page 49

               8.6 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed the Employment Agreements at the Closing in the form of EXHIBITS A AND B, attached hereto.

               8.7 NO LITIGATION. None of the parties hereto shall be a party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

               8.8 NO MATERIAL CHANGE. No change, event, development or combination of developments shall have occurred on or prior to the Closing Date which, individually or in the aggregate, has resulted in a material adverse change in the financial condition of MCSC.

               8.9 DELIVERY OF DOCUMENTS. At or before the Closing, MCSC and MTAC shall execute and deliver to CMS all other documents contemplated by this Agreement and such other documents as CMS or its counsel may reasonably require, including the opinion of Elias, Matz, Tiernan & Herrick L.L.P., special counsel to MCSC, addressed to the Board of Directors of CMS substantially in the form of EXHIBIT D.

          ARTICLE 9.0  TERMINATION.

               9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the Stockholders of CMS and, if required, the stockholders of MCSC:

                    (a) by mutual consent of the Boards of Directors of the MCSC and CMS; or

                    (b) by either MCSC or CMS if, without fault of such terminating party, the Agreement shall not have been consummated on or before August 15, 1998, unless extended by mutual written consent; or

                    (c) by MCSC if any condition to its obligations as set forth in Article 7.0 shall become incapable of fulfillment or have not been fulfilled prior to or on the Closing Date and shall not have been waived by MCSC in writing, or by CMS if any of the conditions to the obligations of CMS and the Stockholders set forth in Article 8.0 shall have become incapable of fulfillment or have not been fulfilled prior to or on the Closing Date and shall not have been waived by CMS in writing; provided that neither party may terminate this Agreement hereunder if it is in material breach of any of its representations, warranties, covenants or agreements in this Agreement; or

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Agreement and Plan of Reorganization
Page 50

                    (d) by MCSC, in the event of a material deterioration of the Business of CMS, in MCSC's sole discretion; or

                    (e) by MCSC or CMS upon a material breach of a representation or warranty by the other or the failure to perform any covenant or agreement contained herein, if such breach or failure to perform shall not have been cured within fifteen (15) calendar days after receipt by the breaching party of notice of such breach from the non-breaching party.

               9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the Agreement by MCSC or CMS pursuant to
Section 9.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties hereto. If this Agreement is terminated as provided herein, the obligations stated in this
Section 9.2 and in Sections 5.4(b), 5.6, and 9.3 shall survive any such termination for the periods therein stated, if any. No termination of this Agreement under Section 9.1 for any reason or in any manner shall release, or be construed as so releasing, any Party hereto from any liability or damage to the other Party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, such Party's material breach, such Party's material default or such Party's failure in performance of any of its material covenants, agreements, duties or obligations arising hereunder.

               9.3 PAYMENT OF EXPENSES AND TERMINATION. Other than as expressly provided elsewhere in this Agreement, whether or not the Agreement shall be consummated, all costs and expenses incurred in connection with this Agreement will be paid by the Party incurring such expenses. MCSC shall pay all filing fees relating to the Hart-Scott-Rodino notice.

          ARTICLE 10.0  MISCELLANEOUS.

               10.1 FURTHER ASSURANCES. From time to time, and without further consideration, each of the Parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement, the Merger and the transactions referred to herein or contemplated hereby and to vest good, valid and marketable title to the assets transferred in connection herewith or as reasonably requested by the other Party to perfect or evidence its rights hereunder. Each Party will promptly notify the other Party of any information delivered to or obtained by such Party which would prevent the consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations, warranties or covenants of any of the Parties to this Agreement.

               10.2 NOTICES. Any notices hereunder shall be deemed sufficiently given by one Party to another only if in writing and if and when delivered or tendered either in person or as

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Agreement and Plan of Reorganization
Page 51

of one (1) business day after sent by recognized overnight service for next day delivery, with all costs prepaid, or as of five (5) Business Days after deposit in the United States mail, registered or certified, with postage prepaid, addressed as follows:

               If to MCSC or MTAC:

               Miami Computer Supply Corporation
               4750 Hempstead Station Drive
               Dayton, Ohio  45492
               Attention:  Michael E. Peppel, President

               and a copy to:

               Elias, Matz, Tiernan & Herrick L.L.P
               734 15th Street, N.W.
               12th Floor
               Washington, D.C.  20005
               Attention:  Jeffrey A. Koeppel, Esq.

               If to CMS:

               Consolidated Media Systems, Inc.
               401 Spence Lane
               Nashville, Tennessee 37210
               Attn: Donald W. Sandlin
                    President

               and a copy to:

               Gullett, Sanford, Robinson & Martin
               230 Fourth Avenue, North
               Third Floor
               Nashville, Tennessee  37219
               Attn:  Allen D. Lentz, Esq.

               If to the Stockholders:

               Mr. John W. Miles
               11940 Central Pike
               Mt. Juliet, Tennessee  37211

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Agreement and Plan of Reorganization
Page 52


               and

               Mr. John D. Lentz
               108 Belle Meade Blvd.
               Nashville, Tennessee  37205

               and

               Mr. Donald W. Sandlin
               564 Lakeshore Drive
               Old Hickory, Tennessee  37138

               and a copy to:

               Gullett, Sanford, Robinson & Martin
               230 Fourth Avenue, North
               Third Floor
               Nashville, Tennessee  37219
               Attn:  Allen D. Lentz, Esq.


or to such other address as the Party addressed shall have previously designated by written notice to the serving Party, given in accordance with this Section; provided, however, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by the Party to whom it is required or permitted to be given.

               10.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Tennessee.

               10.4 SEVERABILITY. Should any term or provision or portion of such provision of this Agreement be invalid or unenforceable because of the scope thereof or the period covered thereby or otherwise, such term, provision or portion of such provision shall be deemed to be reduced and limited to enable MCSC or CMS or the Surviving Corporation to enforce it to the maximum extent permissible under the laws and public policies applied under the jurisdiction in which enforcement is sought. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement.

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Agreement and Plan of Reorganization
Page 53

Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.

               10.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto) is intended by the Parties to and does constitute the entire agreement of the Parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Parties, including the non-binding letter of intent by and among MCSC and CMS dated as of May 8, 1998 and no other contract, agreement, instrument or document, including prior drafts of this Agreement, and no understandings or arrangements, written or oral, shall have any effect hereon and shall not be used to determine or interpret the meaning of this Agreement. If there is any question of interpretation or if there are or appear to be inconsistencies between this Agreement and any Schedule or Exhibit hereto the terms of this Agreement shall govern. This Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the Party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. No waiver of the breach of any provision or term of this Agreement shall be deemed or construed to be a waiver of other or subsequent breaches.

               10.6 ASSIGNMENT, ETC. Except for the assignment of certain rights under this Agreement by MCSC to its wholly-owned subsidiary MTAC, the rights and obligations of any of the Parties to this Agreement may not be assigned without the prior written consent of the other Parties to this Agreement, and any assignment made in violation of the foregoing shall be void and have no legal effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors, assigns, heirs, executors and administrators, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the Parties hereto. All section headings used herein are for convenience and ease of reference only and do not constitute part of this Agreement and shall not be referred to for the purpose of defining, interpreting, construing or enforcing any of the provisions of this Agreement. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the party or parties to this Agreement may require.

               10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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Page 54


          IN WITNESS WHEREOF, MCSC, MTAC, CMS and the Stockholders have caused this Agreement to be duly executed and delivered under seal, by their respective authorized officers, on the date first above written.


                              MIAMI COMPUTER SUPPLY CORPORATION



Witness:  /s/ Jeffrey A. Koeppel      By:  /s/ Michael E. Peppel
          ----------------------           -----------------------------
                                           Michael E. Peppel
                                           President and Chief Executive Officer



                              MCSC TENNESSEE ACQUISITION
                               CORPORATION
                              (In Organization)



Witness:  /s/ Jeffrey A. Koeppel    By: /s/ Michael E. Peppel
          ----------------------        -----------------------------
                                        Michael E. Peppel
                                        President

                              CONSOLIDATED MEDIA SYSTEMS, INC.

Witness:  /s/ Allen D. Lentz        By: /s/ Donald W. Sandlin
          ----------------------        -----------------------------
                                        Donald W. Sandlin
                                        President


                                   STOCKHOLDERS:


Witness:  /s/ Allen D. Lentz        By: /s/ John D. Lentz
          ----------------------        -----------------------------
                                        John D. Lentz

Witness:  /s/ Allen D. Lentz        By: /s/ John W. Miles
          ---------------------         -----------------------------
                                        John W. Miles

Witness:  /s/ Allen D. Lentz        By: /s/ Donald W. Sandlin
          ---------------------         -----------------------------
                                        Donald W. Sandlin